                                                                   Exhibit 10.10

[STAMP]                                                                   [SEAL]

                             HINDUSTAN ZINC LIMITED

                                     [STAMP]

                                SCHEME OF MINING
                              (2006-07 TO 2010-11)
                          (Under Rule 12 of MCDR 1988)
                               RAMPURA AGUCHA MINE
                               DISTRICT - BHILWARA
                                    RAJASTHAN

                         LEASE AREA 1200 HA. (12 SQ.KM)

                                   PREPARED BY
                                 L.S. Shekhawat
                           Recognized Qualified Person
                           Reg. No.:RQP/AJM/276/2005/A

                           RAMPURA AGUCHA MINE 311029

                                                                          [SEAL]

                                  DECLARATION

The Scheme of Mining has been prepared in full consultation with me and I understood its contents and agree to implement the same in accordance with the law.

                                        SIGNATURE OF APPLICANT


                                        /s/ M.S. Mehta
                                        ----------------------------------------
                                        (M.S. Mehta)
                                        CEO & Whole Time Director
                                        Hindustan Zinc Limited
                                        Yashad Bhawan, Udaipur 313 004

                                                                          [SEAL]

                                  CERTIFICATE

(a) It is certified that the provisions of Mines Act, Rules and Regulations made there under have been observed in the Scheme of mining and wherever specific permissions are required, the applicant will approach the Director General of Mines Safety.

(b) It is also certified that the information furnished in the scheme of mining is true and correct to the best of my knowledge.


                                        /s/ L.S. Shekhawat
                                        ----------------------------------------
                                        (L.S. Shekhawat)
                                        Recognized Qualified Person
                                        & Sr. Mgr. (Mine Plg.), RAMine
                                        Hindustan Zinc Limited
                                        Reg. No.: RQP/AJM/276/2005/A

                                                                         [STAMP]

                                                                          [SEAL]

                                   CERTIFICATE

This is to certify that the provisions of Mineral Conservation and Development Rules, 1988 have been observed in the Scheme of Mining of Rampura Agucha Mine for an area of 1200 Hectares in Bhilwara district of Rajasthan State of Hindustan Zinc Limited and wherever specific permissions are required, the applicant will approach the concerned authorities of Indian Bureau of Mines for granting the permission.


                                        /s/ L.S. Shekhawat
                                        ----------------------------------------
                                        (L.S. Shekhawat)
                                        Recognized Qualified Person
                                        & Sr. Mgr. (Mine Plg.), RAMine
                                        Hindustan Zinc Limited
                                        Reg. No.: RQP/AJM/276/2005/A

                                                                         [STAMP]

                                                                          [SEAL]

                                LIST OF DRAWINGS

S.No.   DRAWING DETAILS                             DRAWING NO.
-----   ---------------                             -----------
1.      Key Plan                                    HZL/RA/SUR/462

2.      Surface Plan                                HZL/RA/SUR/436

3.      Environment Plan                            HZL/RA/SUR/REV/7

4.      Surface geological plan                     HZL/RA/SUR/445

5.      Geological Transverse Sections showing      HZL/RA/SUR/558
        sections of respective years of scheme &
        ultimate pit

6.      Conceptual Mining Plan                      HZL/RA/SUR/548

7.      Proposed Pit position plan on 1.4.2006      HZL/RA/SUR/551

8.      Proposed development plan for year-1 i.e.,  HZL/RA/SUR/552
        2006-2007

9.      Proposed development plan for year-2 i.e.,  HZL/RA/SUR/553
        2007-2008

10.     Proposed development plan for year-3 i.e.,  HZL/RA/SUR/554
        2008-2009

11.     Proposed development plan for year-4 i.e.,  HZL/RA/SUR/555
        2009-2010

12.     Proposed development plan for year-5 i.e.,  HZL/RA/SUR/556
        2010-2011

13.     Longitudinal section                        HZL/RA/SUR/557
        (Showing Exploration, Ore Reserves, NE
        plunge & Mining during proposed Scheme)

14.     Waste dump plan showing proposed sequence   HZL/RA/SUR/343
        of dumping during the scheme of mining

15.     Revenue map of Agucha Mine                  HZL/RA/SUR/312-313

                                                                         [STAMP]

                                LIST OF ANNEXURES

                                                                          [SEAL]

1.    Annexure-I       LVS section showing panel grades & tonnage of benches up
                       to 210 mRL section wise

2.    Annexure-II      Updated process flow sheet

3.    Annexure-III     Air monitoring: Ambient, work zone & Stack (Sept. 2005)

4.    Annexure-IV      Piezometer water hydrology analysis report (Sept. 2005)

5.    Annexure-V       Well water hydrology analysis report (Sept. 2005)

6.    Annexure VI      Sound level monitoring report (Sept. 2005)

7.    Annexure VII     List of Khasras with in Mining lease Boundary

8.    Annexure VIII    Excavation Schedule (Bench Wise), Year 2006-07

9.    Annexure IX      Excavation Schedule (Bench Wise), Year 2007-08

10.   Annexure X       Excavation Schedule (Bench Wise), Year 2008-09

11.   Annexure XI      Excavation Schedule (Bench Wise), Year 2009-10

12.   Annexure XII     Excavation Schedule (Bench Wise), Year 2010-11

13.   Annexure XIII    Details of Borehole drilled in 2004-2005

14.   Annexure XIV     Trends of heavy metals in Well No. GWD (Near Gossan dump)

15.   Annexure XV      Point wise reply of letter No. 584(6) (3) (249)/2005-AJM,
                       dated 14.02.2006

                                                                         [STAMP]

[STAMP]

[STAMP]                                                                   [SEAL]

                                SCHEME OF MINING

PART - I

1.0  REVIEW OF MINING PLAN

1.1  NAME OF THE MINE: - Rampura Agucha Mine

1.2  APPROVAL LETTER NO.: -
     584(6) (3) (92)/2000-RCM-AJM, dated 6.6.2001 (under Rule 12 of MCDR 1988)
     and subsequently modified "Scheme of Mining" by letter No. 584(6)(3)
     (130)/2003-AJM dated 29.07.03 & letter NO. 584 (6)(3)(134)/2003-AJM dated
     17.09.03. (Under Rule 10 of MCDR 1988)

1.3  DATE OF COMMENCEMENT OF MINING OPERATION: - 18.12.1988

1.4(a) DEFICIENCIES, IF ANY, THAT EXISTED IN THE APPROVED MINING PLAN: There were no deficiencies in the approved mining plan/scheme.

1.4(b) REVIEW OF COMPLIANCE POSITION OF SALIENT FEATURES OF THE MINING PLAN ON
     CHAPTER-WISE BASIS:

     (1) EXPLORATION: No additional exploration was proposed in the Scheme of Mining, however looking to the enhanced ore production targets and limited life of the open pit, need was felt to establish continuity of ore body in depth and thereby upgrade and further augment the resources in depth. Accordingly 17 no of exploratory boreholes have been completed, with a total drilling of 10855.7 m (2792.70m non-core and 8063m diamond core as given in Drawing No. HZL/RA/SUR/557) along 100 m spaced sections have

                                                                         [STAMP]


RA Mine                                                                   page 1
          been carried out. The position of the bore holes bore holes have been marked in surface plan. Depth range of the bore holes is placed as an annexure-XIII

          Details of the additionally established one reserves are given under para 3.3 of the proposed Scheme of mining.

          Future drilling has been also planned (approx. 33,000 meters in the year 2006-07) for this proposed scheme for

          1. Precise delineation of south and north plunge of the ore body up to 0 mRL. This will help in designing the exact configuration of the open pit.

          2. Up gradation of resources up to -250 mRL and enhancement of resources further up to -450 mRL.

          However, exploratory drilling in subsequent years will be communicated as soon as it will get finalized.

     (2) MINE DEVELOPMENT: Comparative statement of planned development & actual development are as under:

PLANNED DEVELOPMENT

                                       Grade         Total
           Overburden      Ore     ------------   Excavation
  Year        (MT)        (MT)      Zn%     Pb%      (MT)
--------   ----------   --------   -----   ----   ----------
2001-02      6850000     1350000   12.22   1.87     8200000
2002-03      6885000     1350000   12.56   1.91     8235000
2003-04     10750000     2150000   12.67   1.98    12900000

                                                                         [STAMP]


RA Mine                                                                   page 2

                                                                          [SEAL]

2004-05     15240000     3080000   12.65   1.94    18320000
2005-06     16125000     3750000   12.73    2.0    19875000
Total       55850000    11680000   12.62   1.92    67530000

ACTUAL DEVELOPMENT

                                       Grade         Total
           Overburden              ------------   Excavation
  Year        (MT)      Ore (MT)    Zn%     Pb%      (MT)
  ----     ----------   --------   -----   ----   ----------
2001-02      7662951     1553310   12.58   1.68     9216261
2002-03      8950068     1773900   12.62   1.97    10723968
2003-04      8305360     2200025   13.34   2.07    10505385
2004-05     11347340     2451725   13.16   2.02    13799065
2005-06*    14736700     3007500   13.00   1.90    17744200
            --------    --------   -----   ----    --------
Total       51002419    10986460   12.98   1.94    61988879
            ========    ========   =====   ====    ========

*    Anticipated.

While comparing the actual development with planned development, the actual ore production during the Scheme of Mining seems to be very near with planned quantity. Against the planned ore quantity of 11.68 mMT, achievement was 10.99 mMT, with a very less deviation of approx. 6% only.

In the Scheme, waste excavation was proposed at a stripping ratio of 4.78 and actual achievement is approx. 4.64. With a slight variation in the strip ratio (0.14), contributing approx. 1.53 mMT of less waste excavation compare to the planned quantity. The variation of 2.7% in waste excavation is well within the

                                                                         [STAMP]


RA Mine                                                                   page 3

                                                                          [SEAL]

estimated range of 15%, anticipated in the previous mining scheme.

The proposed conceptual plan for the mine is based on LG techniques and designs were prepared considering the slope angles as suggested by the geo-technical consultants i.e. M/s. CMRI-Dhanbad.

Pit optimization and long-term mining schedules have been prepared considering the latest topography of the pit and hence proposed 5 year plans prepared are in line with the long-term plans. This will not generate any kind of backlog in the subsequent years.

(3) AFFORESTATION PROGRAM: Comparative statement of afforestation planned and actual carried out are as under:

NO. OF SAPLINGS PLANTED OR PLANNED TO BE PLANTED:

YEAR                                       PLANNED    ACTUAL
----                                      --------   --------
Up to March 2001                          1,80,000   2,57,550
                                          --------   --------
During the approved mining plan period
   2001-02                                    2500      6,000
   2002-03                                    2500      2,000
   2003-04                                    2500        500
   2004-05                                    2500      1,500
   2005-06                                    2500      4,500
                                          --------   --------
   Total plantation during plan period       12500     14,500
                                          --------   --------
   Total plantation till date                   --   2,72,050
   Naturally grown plants (plan period)         --         --
   Naturally grown plants                       --     48,900
   till date
   OVERALL TOTAL PLANTATION               1,92,500   3,20,950
   TILL DATE

                                                                         [STAMP]


RA Mine                                                                   page 4

                                                                          [SEAL]

The details of plantation work done in terms of the land covered in the acquired land are given below:

INDUSTRIAL AREA

[clock]    Total land acquired for industrial use: 869.5 ha.

[clock]    Plantation done up to date: 246 ha.(28.29% of total acquired land)

If the land used for mining activities, tailing dam, waste dump, gossan dump, beneficiation plant, offices & workshop etc. is excluded from the total land acquired, the plantation done up to date is 59.21% of the rest of the area.

COLONY

[clock]    Total land acquired for colony: 74 ha.

[clock]    Plantation done up to date: 33.5 ha. (45.27% of total acquired land).

(4)  LAND RECLAMATION AND REHABILITATION:

     There is no change in the conditions assumed in the approved mining plan on page no. 45 in para 13.3.2. However 9.5 ha. of ultimate non-moving ends in the waste dump has been covered with plantation till Oct.'2005. Anticipated area to be generated for soil cover and the schedule for plantation during the proposed 5 year is given under para 6.1.1 at page 29.

     All required rehabilitation was made prior to project commissioning, so there is no change in the conditions as mentioned in the approved mining plan on page no. 49 in para 13.3.12.

(5) CONTROL OF DUST, NOISE & VIBRATION: There is no major change in the conditions as mentioned under

                                                                         [STAMP]


RA Mine                                                                   page 5

                                                                          [SEAL]

     para 13.3.4 at page no.46 in the approved mining Plan.

     In addition to this, an automatic water sprinkling system has been installed on main permanent haul roads. Three nos of 28 KL capacity water sprinklers are in use for dust suppression on haul roads with in the pit area and wet drilling is being ensured.

     Maximum charge per delay is being controlled to keep the blast vibrations within acceptable limits. A typical blast pattern is given at page 20. Blasts are being monitored with the help of 'BLASTMATE' and both ground vibration and noise level are kept within the threshold limit. For further improvement in blast performance and to reduce the Air Over Pressure, Non-el initiation system has been introduced. Majority of the boulders in ore are dealt with the help of a hydraulic 'Rock Breaker. This has improved the environment further by eliminating / reducing the need of secondary blasting.

(6)  Any other significant feature: None.

1.4(C) REVIEW OF COMPLIANCE POSITIONS OF CONDITIONS AND STIPULATIONS IMPOSED, IF
     ANY, WHILE APPROVING THE MINING PLAN: No specific condition was imposed on approving the mining plan.

                                                                         [STAMP]


RA Mine                                                                   page 6

                                                                          [SEAL]

1.4(d) Review of compliance of violations pointed out after inspection under MCDR, 1988 during last five years: Details of violations pointed out (under MCDR, 1988), suggestions given after inspection [ ] their status of compliance position during the last five years is as under;

               Violation pointed out          Remedial action taken/Reply
Year                   by IBM                      for rectification.
----      -------------------------------   -------------------------------
2003-04   Violation was given vide letter   Reply was given vide our letter
          no. 320/BLW/Pb-Zn-15-A-MCCM(N)    No. HZL/RA/CM(Mines)-IBM-26/03
          dated 12-12-2003.                 dated 20.12.2003

          For non submission of plans and   Duly updated copy of desired
          sections to the Controller of     plans and sections were sent
          Mines which were required to      along with the letter.
          submit latest by 31st March,
          2003

1.4(e) Any other point: None.

                                                                         [STAMP]


RA Mine                                                                   page 7

                                                                          [SEAL]

PART - II

2.0  PROPOSAL UNDER SCHEME OF MINING FOR THE NEXT FIVE YEARS

2.1.1 NAME AND ADDRESS OF APPLICANT:

     Postal address                  Telegraphic address
     Hindustan Zinc limited          HINDZINC, UDAIPUR
     Yashad Bhawan                   Tel.No:2529l82, 3, 4, 5
     yashad Garh                     Fax No.:0294-2525763
     UDAIPUR 313001 (RAJ)

2.1.2 STATUS OF APPLICANT: Private Sector, managed by Board of Directors.

BOARD OF DIRECTORS:                         PHONE NO

CHAIRMAN

1.   Shri Agnivesh Agarwal                  022-56461000
     Chairman-HZL
     Sterlite Industries (India) Ltd.
     Vedanta House
     75, Nehru Road
     Vile Parle (East)
     MUMBAI-400099.

DIRECTORS

2.   Shri Harbhajan Singh                   011-23384211
     Joint Secretary & Financial Adviser,
     Government of India,
     Ministry of Mines,
     Shastri Bhawan,
     NEW DELHI-110 001.

                                                                         [STAMP]


RA Mine                                                                   page 8

                                                                          [SEAL]

3.   Smt. Ajit Bajpai Pande            011-23384886
     Joint Secretary,
     Government of India,
     Ministry of Mines,
     Shastri Bhawan,
     NEW DELHI-110001

4.   Shri A.C. Wadhawan                011-23794296
     3, Kautilya Marg,
     Chanakyapuri,
     NEW DELHI-110021

5.   Shri Nand Kishore Shukla          0512-2304495
     Commissioner of Income-Tax - I,
     Aayakar Bhawan
     16/69, Civil Lines
     KANPUR-208001.

6.   Shri M.S. Mehta                   0294-2524423
     CEO & Whole Time Director
     Hindustan Zinc Limited
     Yashad Bhawan
     UDAIPUR-313004

7.   Shri Anil Agarwal                 022-56461000
     Sterlite Industries (I) Ltd.
     Vedanta House,
     75, Nehru Road,
     Vile Parle (East),
     MUMBAI-400 099.

                                                                         [STAMP]


RA Mine                                                                   page 9

                                                                          [SEAL]

8.   Shri Navin Agarwal                022-56461000
     Sterlite Industries (I) Ltd.
     Vedanta House
     75, Nehru Road,
     Vile Parle (East)
     MUMBAI-400 099

9.   Shri Tarun Jain                   022-56461000
     Sterlite Industries (I) Ltd.
     Vedanta House
     75, Nehru Road,
     Vile Parle (East)
     MUMBAI-400 099

10.  Shri K.K.Kaura                    022-56461000
     Sterlite Industries (I) Ltd.
     Vedanta House
     75, Nehru Road,
     Vile Parle (East)
     MUMBAI-400 099

2.1.3 NAME OF OWNER DESIGNATED:        Shri M.S.Mehta,
                                       CEO & Whole Time Director,
                                       Hindustan Zinc Limited,
                                       yashad Bhawan,
                                       Udaipur-313001.
                                       (Ph.No: 0294-2524423)

2.1.4 NAME OF AGENT:                   Shri Akhilesh Joshi,
                                       General Manager,
                                       Rampura Agucha Mine,
                                       Hindustan Zinc Limited,
                                       Agucha-311029,
                                       (Ph.No.:01483-229011)

                                                                         [STAMP]


RA Mine                                                                  page 10

                                                                          [SEAL]

2.2  NAME AND ADDRESS OF RQP & PERSON EMPLOYED UNDER RULE 42(1)(B):

     [clock]    NAME & ADDRESS OF RQP: Sh.L.S. Shekhawat,
                                       Sr. Manager (Mine P[  ]),
                                       Rampura Agucha Mine,
                                       Hindustan Zinc Limited
                                       Agucha-311029.

     [clock]    NAME & ADDRESS OF:     Sh.R.P. Dashora,
                PERSON EMPLOYED UNDER  Chief Manager Mines,
                RULE 42(1)(B)          Rampura Agucha Mine,
                                       Hindustan Zinc Limited,
                                       Agucha-311029
                                       (Ph. No: 01483-229014)

2.2.1 REGISTRATION NO. WITH VALIDITY DATE OF RQP: Reg. No.:
      RQP/AJM/276/2005/A valid upto 01.09.2015

2.3 MINERALS TO BE MINED: Minerals being mined are Sphalerite & Galena (Ore of Zinc & Lead respectively). Other major minerals associated with Sphalerite and Galena are Pyrite & Pyrhotite. The associated metals being recovered in smelters are silver (from Lead concentrate) and Cadmium (from Zinc concentrate).

2.4 AREA & DATE OF EXPIRY OF LEASE: The area under mining lease is shown on the part plan of India toposheet No. 45K/9 & K/13(Ref. fig. 1.2 in approved mining plan).

                                                                         [STAMP]


RA Mine                                                                  page 11

                                                                          [SEAL]

     Details of land covered in the mining lease is as under:

DISTRICT                              KHASRA NO.       AREA IN    OWNER OF
& STATE    TEHSIL      VILLAGE        BLOCK RANGE      HECTARE   OCCUPANCY
--------   ------     ---------   ------------------   -------   ---------
Bhilwara   Hurda      Agucha      Details as             560        HZL
Rajsthan   Shahpura   Khothiyan   per current            504        HZL
                      Khera -     revenue                136        HZL
                      Palola      record is
                                  given in
                                  enclosed
                                  drawing no.
                                  HZL/RA/SUR/312-313

Details of acquired land is as under:

Village                             Private land   Government land     Total
-------                             ------------   ---------------   ---------
Agucha                                188.7 ha.       130.7 ha.      319.4 ha.
Rampura                               117.0 ha.       004.0 ha.      121.0 ha.
Bherukhera                            023.0 ha.              --      023.0 ha.
Kothiyan                              264.0 ha.       034.3 ha.      298.3 ha.
Khera palola                          089.53ha.       016.97ha.      087.0 ha.
Others                                001.0 ha.              --      001.0 ha.
                                      ---------       ---------      ---------
Total for Industrial use(A)           683.23ha.       185.97ha.      869.2 ha.
                                      ---------       ---------      ---------
Hurda                                        --       074.0 ha.      074.0 ha.
                                      ---------       ---------      ---------
Total land acquired for Colony(B)            --       074.0 ha.      074.0 ha.
                                      ---------       ---------      ---------
Total land Acquired (A+B)             683.23ha.       259.97ha.      943.2 ha.
                                      ---------       ---------      ---------

Revenue maps of Rampura Agucha Mine lease area (Agucha village side and Kothia & Khera palola side Ref. Drawing No: HZL/RA/SUR/312-313) are enclosed in two parts as total lease area falls under two different Tehsils, Hurda & Shahpura.

DATE OF EXPIRY OF LEASE is 12.03.2020 (first renewal of lease has been granted for a period of 20 years with effect from 12.03.2000).

2.5  DATE OF EXPIRY OF 5 YEARS FOR WHICH APPROVED ON THE LAST OCCASION:
     31.03.2006.

                                                                         [STAMP]


RA Mine                                                                  page 12

                                                                          [SEAL]

3.0  RESERVES & RESOURCES

3.1 CATEGORY-WISE RESERVE AS ESTIMATED IN THE LAST APPROVED MINING PLAN (AS ON 1.4.2001):

                                                                                                Total
                Proved(A)               Probable(B)           Demonstrated(A+B)     Possible   reserve
         ----------------------   ----------------------   ----------------------    Ore [ ]   (A+B+C)
         Million                  Million                  Million                   Million   Million
 Level     Tons     Pb%    Zn%      Tons     Pb%    Zn%      Tons     Pb%    Zn%      Tons       Tons
------   -------   ----   -----   -------   ----   -----   -------   ----   -----   --------   -------
370-60    *0.143   3.19   18.55        --     --      --     0.143   3.19   18.55     0.033      0.176
360-10    *6.020   1.97   13.87     0.121   2.23   15.47     6.141   2.10   14.18     0.169      6.311
310-60    12.371   2.11   13.75     0.183   3.27   17.82    12.554   2.12   13.81     0.377     12.931
260-10     6.301   2.13   13.88     4.205   2.12   13.90    10.507   2.12   13.89     0.737     11.242
210-60     2.312   1.79   12.17     5.375   1.71   12.12     7.687   1.74   12.13     1.282      8.969
160-10     0.784   1.38   11.39     2.866   1.52   12.05     3.650   1.49   11.91     2.374      6.025
110-60     0.294   2.08   16.81     0.084   2.16   16.76     1.134   2.14   16.78     2.978      4.112
60-00      0.055   2.47   16.79     0.130   2.47   16.79     0.185   2.47   16.79     2.676      2.861
          ------   ----   -----    ------   ----   -----    ------   ----   -----    ------     ------
Total     28.280   2.07   13.73    13.719   1.86   13.07    42.002   2.00   13.52    10.626     52.626
          ======   ====   =====    ======   ====   =====    ======   ====   =====    ======     ======

380-370   Gossan   0.253 Million tons   1.98% Pb (Total)
                                        10.03% Zn (Total)
                                        0.57% Pb (Nonsulphide)
                                        8.80% Zn (Nonsulphide)

*    Includes developed reserves.

3.2 DEPLETION OF RESERVES: During the last mining plan period ll.096 million tons of ore and 0.143 million tons gossan ore (actual up to 2004-2005 and anticipated for 2005-2006) have been produced. Total 21.923 million tons ore from ore reserves and 1.490 million tons from gossan zone are depleted upto the end of last mining plan.

3.2.1 ADDITIONAL RESERVES ESTABLISHED: During plan period in year 2004-05 deep drilling below existing pit has been done. Total 10855.7m (2792.70m non-core and 8063m diamond core) drilling in different sections have been completed. Based on the intersected zones and Datamine model,

                                                                         [STAMP]


RA Mine                                                                  page 13

                                                                          [SEAL]

     30.500 million tonnes with 1.71% Pb and 11.63% Zn additional reserve has been established up to -250 mRL. Details of bore holes are as given (Ref drawing No. 557) below;

                              INTERSECTED ORE ZONE

S. NO.   BH NO.   SECTION    DEPTH    FROM      TO     LENGTH    MRL    %PB     %ZN
------   ------   -------   ------   ------   ------   ------   ----   -----   -----
   1      RA230     N100    424.00   356.00   412.00    56.00     89    2.66   14.85
   2      RA231     N400    425.00   339.00   366.00    27.00    112    1.62   13.33
   3      RA232     N200    465.35   334.00   374.00    40.00    117    1.96   11.75
   4      RA233     S300    509.05   435.00   441.00     6.00    -34    2.79   18.03
                                     452.00   464.00    12.00    -52    2.05   12.42
   5      RA234     S100    525.55   410.00   452.00    42.00    -27    2.09   14.13
   6      RA235     NS00    455.90   365.00   417.00    52.00     46    2.25   15.26
   7      RA236     N300    409.60   341.00   387.80    46.80    107    2.14   15.28
   8      RA237     S500    543.40   489.00   500.35    11.35    -82    1.14   13.29
   9      RA238     N200    596.35   511.30   514.95     3.65   -120    1.60   13.26
                                     521.75   524.15     2.40   -130    1.71   11.36
  10      RA239     N400    552.50   472.50   475.60     3.10    -87    3.39   13.77
  11     RA-240     N100    551.50   504.10   527.95    23.85   -121    1.79   14.00
  12      RA241     S300    439.25   370.60   373.40     2.80     49    8.00    0.05
                                     383.45   408.10    24.65     28    0.39    8.52
  13      RA242     S200    470.70   434.40    467.9    33.50    -45    1.00   13.58
  14      RA243     S400    486.00   415.00   417.00     2.00    -11   11.58    0.05
                                     424.00   436.00    12.00    -25    0.69    6.37
  15     RA-247     S100    425.35   378.55   406.17    27.62     55    1.44   10.80
  16     RA-251     N300    468.60   404.30   440.85    36.55    -16    2.94   17.15
  17     RA-252     N700     315.5   275.15   288.20    13.05    160    2.99   18.43

                                                                         [STAMP]


RA Mine                                                                  page 14

                                                                          [SEAL]

3.3  CATEGORY-WISE UPDATED ORE RESERVES AND RESOURCE* WITH GRADE AS ON 1.4.2006:

                                           In situ grade
                                           -------------
Category reserve          Million tonnes    % Pb    % Zn
----------------          --------------    ----   -----
Developed                      1.401        1.89   12.75
Proved                        17.979        2.03   13.27
Probable                      27.770        1.88   12.42
Total Reserve                 47.150        1.94   12.75
Measured                       0.000        0.00    0.00
Indicated                     11.120        1.71   12.74
Inferred                      13.760        1.73   12.23
Total Resource                24.880        1.72   12.46
                              ------        ----   -----
Total Reserve+ Resource       72.030        1.86   12.65
                              ======        ====   =====

*    RESERVES AS ON 1.4.2006 ARE ANTICIPATED.

                                                                         [STAMP]


RA Mine                                                                  page 15

                                                                          [SEAL]

4.0 CONCEPTUAL MINING PLAN : The conceptual Mining Plan is based on the LG (Lersch Grossman) pit optimization technique carried out by using Whittle software 4X, pit bottom was arrived and afterwards design work has been done
[ ] Datamine software.

The salient features considered in the designing of the conceptual plan are as under.

(a)  Minimum working width              : 50 meter

(b)  Bench height                       : 10 meter

(c)  Planned ultimate pit wall slopes   :

                                        H/W : 48 degrees
                                        F/W : 35 degrees

                                        Ultimate pit wall slopes are subject to
                                        change at depth on the basis of
                                        recommendations of further Geotechnical
                                        studies and approval from DGMS.

(d)  Berm width & bench angle           : 6.5m (from toe to Crest), individual
                                        bench angle of 70 degrees in F /W and 80
                                        degrees in H/W.

                                                                         [STAMP]


RA Mine                                                                  page 16

                                                                          [SEAL]

(e)  Ramps:                             Two ramps, one each in H/W & F/W of 25
                                        meters Width and gradient of 1 in 12.

(f)  Ultimate depth of pit:             Full strike length of the ore body will
                                        be mined up to 140 mRL & southern
                                        portion will be mined further up to 120
                                        mRL.

(g)  Ultimate/overall:                  1:4.8
     stripping ratio

(h)  Total Opencast mine able:          36.31 Million Reserves (As on 1.04.2005)
                                        tonnes

(i)  Anticipated life:                  Approx. 9 years based on the current ore
                                        production of 11400 TPD

(j)  Waste management:                  Waste generated by mining will be dumped
                                        at pre decided sites in ultimate dump
                                        configuration of 4*10 meters lifts for
                                        minimum land degradation. The decided
                                        sites i.e. 1, 2, 3 & 4 are as per
                                        enclosed drawing (drawing
                                        no. HZL/RA/SUR/548)

                                                                         [STAMP]


RA Mine                                                                  page 17

                                                                          [SEAL]

                                        which also shows site for sub grade
                                        mineral dump. The area occupied by waste dump, its volume and quantity of waste stacked so far in MT (anticipated up to March 2006) are 12,47,988 sq.m, 32.6 million cu.m and 71.77 million MT
                                        respectively. Density of waste in-situ
                                        is 2.7 t/m3 whereas the density of waste in waste dump after compaction becomes
                                        2.201 t/m3.

(k)  Sub grade mineral:                 The gossanised ore management found
                                        above 370 mRL is Stacked separately at
                                        the site shown in the drawing no.
                                        HZL/RA/ SUR/548 i.e. site 2. In the
                                        process of dumping gossan two big heaps
                                        (marked in the surface/environment plan
                                        drawing no. HZL/RA/ SUR/436 or drawing
                                        no. HZL/RA/ SUR/REV/74 as no. I & II)
                                        have been developed. In the initial
                                        period, also gossan have been dumped in
                                        small heaps in the area falling between
                                        and around above heap no. I & II, which
                                        is named as heap no. III in
                                        surface/environment plan.

                                                                         [STAMP]


RA Mine                                                                  page 18

                                                                          [SEAL]

                                        Thus, total area covered under gossan
                                        comprising heap I, II & III is 2,03,500
                                        sq.m having a varying height of 0 to 12
                                        meters maximum and contains total gossan
                                        (1.490 million MT) produced so far.
                                        Presently no feasible technology for
                                        extraction of metal from gossan is
                                        available.

(1)  Environmental aspect:

                                        As described in the approved mining plan from page no 36 to 50 (storage & preservation of top soil, reclamation and rehabilitation of land, afforestation, measures for dust suppression, care for minimum vibration due to blasting, stabilization and vegetation of dump sides, treatment and disposal of water from mine and beneficiation plant, measures to minimize adverse effects on water regime etc.).

                                                                         [STAMP]


RA Mine                                                                  page 19

                                                                          [SEAL]

5.0  MINING

     5.1 SALIENT DESCRIPTION OF PRESENT MINING METHOD:

     Mining is being carried out by shovel dumper combination, same as mentioned at page no. 24 under para 4.5 & 4.5.1 of the approved mining plan Proposed pit plans and sections of respective years of mining scheme (from 2006-07 to 2010-11) showing details mining are enclosed separately.

     There is no major change in blasting practices with respect to the previous mining Scheme except introduction of Non-el as initiation system and slight change in blasting parameters (Burden & Spacing), which are varied as per rock conditions to achieve the optimum blasting results.

     Typical basting pattern in ore and waste are as under

                               Waste             Ore
                               -----             ---
[clock]   Drill dia.           165mm             165mm

[clock]   Spacing              5.0-7.0 m         3-4m

[clock]   Burden               4-4.5 m           2.75-3.5m

[clock]   Depth of hole        10-11.5m          10-11.5m

[clock]   Sub grade drilling   10%-15%           10%-15%

[clock]   Primary charge/      5-10%(0.5         5-10%(0.5
          Booster charge       in case of cast   in case of cast
                               booster)          booster)

[clock]   Column charge        90-95%            90-95%

[clock]   Charge length        66%               66%

[clock]   Pattern of holes     Staggered/        staggered/
                               Rectangular       Rectangular

                                                                         [STAMP]


RA Mine                                                                  page 20

                                                                          [SEAL]

[clock]   Initiation system    None1             None1

[clock]   Detonators           millisec.         millisec.

                               delay             delay

5.2 YEAR-WISE DEVELOPMENT FOR NEXT FIVE YEARS: The major criteria for planning of this scheme are as given below;

     [clock] Uninterrupted supply of uniform grade ore to the beneficiation plant.

     [clock] Sump of adequate capacity to store the water in all plans without affecting the mine working and to produce required ore of certain grade.

     [clock] Flexibility in minor variations in planned quantities up to 15% without affecting the long term planning.

     [clock] Availability of developed ore to meet out eventualities.

     [clock] Overburden removal is planned up to maximum possible extent so as to keep mine development with in the planned boundaries. The flexibility in overburden removal up to certain extent is in-built in the plans. So the minor variations in overburden removal can be accommodated within the planned limits and can not be ruled out.

     All the plans for year-wise development & ore production are enclosed. These plans are prepared considering anticipated pit position as on 1.4.2006(which may vary a little depending upon the status of actual excavation as on 1.11.2005

                                                                         [STAMP]


RA Mine                                                                  page 21

                                                                          [SEAL]

MAIN FEATURES OF THESE PLANS ARE AS UNDER:

First year plan 2006-2007:   Planned excavation 1,03,41,854 bcm, ore production
                             37,50,000 MT, Stripping ratio 1:6.54 on tonnes
                             basis. The minor variations in ore production and
                             overburden removal (approx. 15%) are anticipated.

2nd year plan 2007-2008:     Planned excavation 95,56,008 bcm, ore production
                             37,50,000 MT, Stripping ratio 1:5.98 on tonnes
                             basis. The minor variations in ore production and
                             overburden removal (approx. 15%) are anticipated.

3rd year plan 2008-2009:     Planned excavation 94,16,667 bcm, ore production
                             37,50,000 MT, Stripping ratio 1:5.88 on tonnes
                             basis. The minor variations in ore production and
                             overburden removal (approx. 15%) are anticipated.

4th year plan 2009-2010:     Planned excavation 92,77,778 bcm, ore production
                             37,50,000 MT, Stripping ratio 1:5.78 on tonnes
                             basis. The minor variations in ore production and
                             overburden removal (approx. 15%) are anticipated.

                                                                         [STAMP]


RA Mine                                                                  page 22

                                                                          [SEAL]

5th year plan 2010-2011:     Planned excavation 91,94,444 bcm, ore production
                             37,50,000 MT, Stripping ratio 1:5.72 on tonnes
                             basis. The minor variations in ore production and
                             overburden removal (approx. 15%) are anticipated.

Deepest point at the end of this scheme will be 190 mRL (sump).

Details of year wise excavation plans are as under;

(i)  IST YEAR (APR' 2006 TO MARCH 2007)
     (REF. DRAWING NO. HZL/RA/SUR/552)

     In this year Mining will be concentrated mainly in H/W portion of the pit. Existing push back on 300mRL H/W will be taken down to 270mRL and sump will be located below 260mRL, between N-350 to N-100. A new push back is proposed to generated in H/W from 390mRL and will be taken down up to 320mRL by leaving a bench width of 50m on 340mRL so that bench could be taken for operation in subsequent year.

     In F/W, benches are taken up to ultimate pit limits from 350mRL to 320mRL and partial excavation is considered below 320mRL for the development of ore at deeper levels.

          H/W ramp will reach up to 290mRL with straight ramp section. Connectivity of F/W and H/W will be at 290mRL.

                                                                         [STAMP]


RA Mine                                                                  page 23

                                                                          [SEAL]

(ii) 2ND YEAR (APR' 2007 TO MARCH 2008)
     (REF. DRAWING NO. HZL/RA/SUR/553)

     activity will continue with further deepening of the sump and establishing it at 240mRL in H/W between N/S-00 and N-300.

     From the available pushbacks, lower one will be developed faster so as ore at the lower levels could be developed in subsequent year.

     Push back available on 320mRL will be taken down to 270mRL and another from 340mRL will be taken down to 330mRL.

     F/W North excavation will be started and benches between 370mRL to 320mRL will be shifted to their ultimate pit limits.

     H/W north excavation will also started and benches are taken from 390mRL to 370mRL.

          The connectivity of F/W and H/W will be maintained at 290 mRL south.

(iii) 3RD YEAR (APR' 2008 TO MARCH 2009)
     (REF. DRAWING NO. HZL/RA/SUR/554)

     Mining will mainly concentrated in northern side of the HW. The existing push back available on 360 mRL will be pushed down to 330 mRL. Deepening of sump will take place and establishing it at H/W 220mRL between N/S-00 to N-300 approximately.

     The push back available on H/W 330mRL will be shifted to 280mRL and another push back available at 270mRL will be shifted to 240mRL by leaving approx. 50m width on 270mRL.

                                                                         [STAMP]


RA Mine                                                                  page 24

                                                                          [SEAL]

     F/W benches between 310mRL to 280mRL will be shifted to their ultimate pit positions and partial excavation will be done from benches 270mRL to 240mRL.

          The connectivity of H/W and F/W is maintained on 280mRL.

(iv) 4TH YEAR (APR' 2009 TO MARCH 2010)
     (REF. DRAWING NO. HZL/RA/SUR/555)

     Major mining activities during this year involves to bring down existing pushing back in H/W benches from 270mRL to 230mRL in continuation of the previous year plan. Sump will be further deepened and established at 2l0mRL between approximately N-100 and N-400. F/W excavation involves shifting of existing push back available and benches will be shifted to their ultimate pit positions from 270mRL to 240mRL, and partial excavation will be taken at 230mRL.

     Available push back will be continued from 330mRL to 300mRL in H/W north and partial excavation will be carried out at 290mRL.

     The F/W and H/W connectivity will be maintained on 280mRL.

(v)  5TH YEAR (APR' 2010 TO MARCH 2011)
     (REF. DRAWING NO. HZL/RA/SUR/556)

     Excavation schedule will be in continuous with previous years.

     Major activities includes, deepening of the sump and establishing it on 190mRL between

                                                                         [STAMP]


RA Mine                                                                  page 25

                                                                          [SEAL]

     approximately N/SOO and N-350, and development in H/W.

     In H/W north excavation will be in continuous with previous years and proposed to posh down benches from 290mRL to 230mRL and in H/W from 220 to 200 mRL.

     Final push back is also proposed in this year; covering benches from 390 to 370 mRL.

     F/W and H/W connectivity will be maintained at 280mRL.

5.3 YEAR WISE PRODUCTION SCHEDULE WITH GRADES: The proposed ore production with expected mill feed grade and quantity of overburden and total excavation year-wise is indicated below. The specific gravity of ore and overburden for the purpose of calculation are considered as 3.0 & 2.7 respectively.

                                           Grade         Total
                                       ------------   Excavation
Year      Overburden (MT)   Ore (MT)    Zn%     Pb%      (MT)
----      ---------------   --------   -----   ----   ----------
2006-07       24548005       3750000   12.77   1.92     28298005
2007-08       22426221       3750000   13.60   1.98     26176221
2008-09       22050000       3750000   12.43   1.82     25800000
2009-10       21675000       3750000   13.62   2.04     25425000
2010-11       21450000       3750000   13.88   2.26     25200000
             ---------      --------   -----   ----    ---------
   Total     112149226      18750000   13.27   2.01    130899226
             =========      ========   =====   ====    =========

     Year-wise detailed excavation schedule is also shown in annual plans for the corresponding year.

                                                                         [STAMP]


RA Mine                                                                  page 26

                                                                          [SEAL]

5.4 ANY CHANGE IN PROPOSED METHOD OF MINING AND DEPLOYMENT OF MACHINERY: There is no change in method of mining from the previous scheme. However, mine has procured 1 no of RH-120E excavator (bucket capacity of 15 cum), 8nos of Hindustan 777 D-11 dumpers of 95.1 metric tonnes capacity during the last scheme period to meet out the enhanced ore and waste excavation targets. One no of BEML make track dozer D-355A-3 has also been added in the fleet.

     As mentioned in the earlier scheme of mining, mine has started the controlled blasting techniques near the final wall of the pit.

     New updated list of mining machineries available with the mine is as under:

                                                                         [STAMP]


RA Mine                                                                  page 27

                                                                          [SEAL]

    TYPE OF                                  NO. OF            ELECTRICAL/
   MACHINERY         MODEL       CAPACITY     UNITS    HP    NON ELECTRICAL
   ---------      -----------   ----------   ------   ----   --------------
Dumpers           BH-85         78T             9      877   Non-electrical
                  BH-85         78T             6     1000   Non-electrical
                  CAT 777D      95.1T           8      938   Non-electrical

Excavators        Pc-1000       6.1 m(3)        2      542   Non-electrical
                  (Front-end)
                  Pc-1000       4.3 m(3)        1      542   Non-electrical
                  (Back-hoe)
                  RH-120        15 m(3)         1     1350   Non-electrical
                  RH 90C        9 m(3)          2     1050   Non-electrical

Water sprinkler   WS-28         28KL            3      355   Non-electrical

Drills            C650D         165mm dia.      6      410   Non-electrical
                  C60H          165mm dia       1      300   Non-electrical

Track Dozers      D355A-3       --              5      410   Non-electrical

RT Dozer          B24G          --              1      339   Non-electrical

Motor Grader      BG825         --              2      280   Non-electrical
                  GD905R2                       1      165   Non-electrical

Loader            G1420Z        2m(3)           2      185   Non-electrical

Tyre handler      BL14TH        --              1      130   Non-electrical

Rock breaker      PC-220LC-1                    1      148   Non-electrical

                                                                         [STAMP]


RA Mine                                                                  page 28

                                                                          [SEAL]

6.0  HANDLING OF WASTE/SUB-GRADE MATERIAL

6.1  RATE OF YEARLY DISPOSAL OF WASTE & PROPOSALS, FOR DISPOSAL FOR NEXT FIVE
     YEARS: Rate of yearly generation of waste for next five years i.e. period of scheme of mining is given earlier under para 5.3. For disposal of this waste generated during the period of scheme of mining, mine has planned to dump it at the site 1, 3 & tailing dam as shown in the enclosed drawing No. drawing no. HZL/RA/SUR/548). Also plan is enclosed showing waste dumping sequence during the scheme of mining period (drawing no. HZL/RA/SUR/343).

     The composition of the waste rocks of the Rampura Agucha mine are as follows.

     1.   Garnet-biotite-sillimanite gneiss (GBSG)

     2.   Amphibolites

     3.   Pegmatites

PHYSICO-MECHANICAL PROPERTIES

The properties of different rock types are tabulated below:

                                                    Lithology
                                ------------------------------------------------
                                  Amphibolite         GBSG          Pegmatite
                                --------------   -------------   ---------------
Rock Properties                  Min      Max     Min     Max      Min      Max
---------------                 -----   ------   -----   -----   ------   ------
Density                          2.99     3.11    2.67    2.98     2.69     2.74
Young's modulus                 97.82   131.91   26.47   88.83    65.72    90.57
Uniaxial compressive strength   99.45   257.35   40.45   74.23   136.76   148.92
Tensile strength                14.50    21.59    3.12   11.27    10.27    13.33

The chemical compositions of the rocks are as given in the table below.

                                                                         [STAMP]


RA Mine                                                                  page 29

                                                                          [SEAL]

                                   Amphibolite &     BGC country
Composition           G.B.S.G.      Calcsilicate        rock
-----------        -------------   -------------   --------------
SiO2%              55.60 - 58.70   46.30 - 51.70   62.5 - 75.6
A12O3%             15.20 - 21.00   14.80 - 17.30   11.50 - 14.70
TiO2%              0.56 - 0.79     0.6 - 0.68      0.22 - 0.64
Fe2O3%             9.10 - 11.30    7.50 - 11.50    2.40 - 12.10
MgO%               3.00 - 4.50     3.40 - 4.70     1.01 - 2.65
CaO%               0.57 - 2.15     11.30 - 23.10   0.76 - 3.10
Na2O%              0.50 - 1.03     0.52 - 3.0      2.90 - 3.80
K2O%               3.00 - 5.85     0.12 - 4.75     2.35 - 4.00
MnO%               0.05 - 0.11     0.07 - 0.18     0.01 - 0.11
P2O5%              0.03 - 0.08     0.09 - 0.13     0.01 - 0.12
Loss of Ignition
   (L.O.I.)%       0.86 - 2.90     0.24 - 0.68     0.23 - 0.47
Ba ppm             380 - 710       10 - 1350       480 - 770
Zr ppm             120 - 220       85 - 115        280 - 400
Nb ppm             10 - 224        16 - 18         16 - 38
Y ppm              8 - 50          20 - 26         16 - 95
Ce ppm             100 - 160       80 - 110        60 - 160
Rb ppm             145 - 290       9 - 220         105 - 145
Sr ppm             42 - 115        180 - 290       55 - 240
Bi ppm             2 - 14          12 - 16         8 - 12
Ni ppm             36 - 70         2 - 22          6 - 16
Co ppm             22 - 30         2 - 10          2 - 14
Cu ppm             8 - 240         8 - 60          8 - 20
Pb ppm             2 - 192         16 - 135        2 - 8
Zn ppm             95 - 1050       85 - 1950       55 - 1050

6.1.1 METHOD & MANNER OF WASTE DISPOSAL, DUMP CAPACITY & PRECAUTIONS FOR
     CONFINEMENT: The site 1 of waste disposal is having total reviewed capacity of 56 million cubic meters in configuration of 4*10 meters benches in ultimate position with top mRL of 435 meters & overall slope angle of 27 degrees. Mine is dumping presently at site 1 only and till date

                                                                         [STAMP]


RA Mine                                                                  page 30

                                                                          [SEAL]

     (anticipated up to 31.03.2006) 32.6 million cubic meters waste is dumped in total lift of 10 meters with benching towards non-moving area for 10 meters each. For the next five years, waste will be dumped at site no. 1, 3 & outer periphery of the tailing dam. These sites are sufficient to take care of waste disposal during the scheme period. Due care is taken in all respect for its confinement like the provision of dump stabilization by vegetation on ultimate non-moving ends. Till Oct' 2005, 9.5 ha. of non-active area of waste dump have been stabilized by covering with top soil. Further area to be generated for top soil cover and plantation during the proposed five year scheme will remain as under:

                     Area
                  generated
                     for       No. of
                     soil     saplings         Species
                    cover      to be            to be
Year                (ha.)     planted          planted
----              ---------   --------   -------------------
Upto 30/10/2005       9.5*         --    Prosopis, dalbergia
2006-07               3.0        1825    Sisoo, Acacia
2007-08               4.0        2500    nilotica,
2008-09               4.0        2500    Parkingsonia
2009-10              17.0       10625
2010-11              20.0       12500
                     ----       -----
Total                48.0       29950
                     ----       -----

*    AREA ALREADY COVERED WITH TOPSOIL.

                                                                         [STAMP]


RA Mine                                                                  page 31

                                                                          [SEAL]

     The sequence of dumping during this scheme of mining is shown in the plan of waste dump enclosed with this scheme.

     RATE OF YEARLY GENERATION OF SUB-GRADE MINERAL WITH PROPOSALS OF STACKING FOR NEXT FIVE YEARS: Ore containing material in excess of 15% non-sulfide Zinc are the sub-grade mineral which are to be segregated and stock piled separately as gossan. During the present scheme of mining only 0.075 million MT of sub-grade mineral is expected to be generated, which will be stacked separately at designated site of gossan (Site No. II) which has got sufficient capacity to take care of this much of quantity. Ref. Drawing no HZL/RA/SUR/548, showing the site is enclosed.

6.2 QUANTITY & GRADE OF SUB-GRADE MATERIAL AVAILABLE: Out of total 1.6 million MT of gossan, 1.490 million MT of gossan has already been mined out and at present 75,000 MT of sub-grade material (gossan) at the grade of 1.98% Pb (Total), 10.03% Zn (Total), 0.57% Pb (Nonsulphide) and 8.80% Zn (Nonsulphide) are available with the mine.

                                                                         [STAMP]


RA Mine                                                                  page 32

                                                                          [SEAL]

7.0 USE OF MINERAL: The ore is being treated in beneficiation plant to produce lead & zinc concentrates. The concentrate is sent to the Chanderiya Zinc smelter, situated at a distance of 120Km to produce lead & zinc metal & its by- products. The major uses of lead, zinc & its by- products are listed below:

     ZINC

     1.   Galvanizing

     2.   Die casting

     3.   Zinc base alloys

     4.   Zinc oxides & chemicals

     5.   Zinc dust

     6.   Rolled zinc products

     7.   Paints, pigments

     8.   Dry cells

     LEAD

     1.   Storage batteries

     2.   Cable sheathing

     3.   Paints & pigments

     4.   Sheets & pipes

     5.   Lead base alloys

     6.   Defense (arms & ammunitions)

     7.   Dry cells

     CADMIUM

     1.   Electroplating

     2.   Pigments

     3.   Nickel cadmium batteries

     4.   Pressure lubricants

     5.   Catalyst

                                                                         [STAMP]


RA Mine                                                                  page 33

                                                                          [SEAL]

     SILVER

     1.   Electroplating

     2.   Photographic compound

     3.   Jewelry & coins

     4.   Utensils

     5.   Alloys

     6.   Floating agent

     7.1 CHANGES PROPOSED IN USE OF MINERALS, IF ANY, WITH REASONS: No changes have been proposed in the use of minerals.

     7.2  CHANGES IN THE SPECIFICATIONS, IF ANY, IMPOSED BY USER/NEW USER
          INDUSTRIES: No changes in the specifications have been imposed by the user/new user industries.

     7.3 EFFORTS MADE FOR UTILIZATION OF THE SUB GRADE MINERAL: Mine is exploring the possibilities to recover metal from the sub grade mineral i.e. gossan through any feasible technology but till date nothing favorable has come out.

                                                                         [STAMP]


RA Mine                                                                  page 34

                                                                          [SEAL]

8.0  MINERAL BENEFICIATION

8.1 RESULTS OF ANY BENEFICIATION INVESTIGATIONS CONDUCTED & CHANGES MADE IN EXISTING PLANT AND TAILING DISPOSAL, IF ANY, WITH BENEFITS :

     CHANGE MADE IN EXISTING PLANT: As indicated in the previous mining scheme, during the scheme period beneficiation capacity has been enhanced twice. First from 4500 TPD to 6100 TPD in 2003-04, by improving the productivity and utilisation of available equipments and increasing the number of operating days and then from 6100 TPD to 11400 TPD (3.75 million MT per Annum) by adding a new stream of grinding, and flotation in adjacent to the existing plant. In the capacity expansion from 6100 TPD to 11400 TPD, an additional new stream of semi autogenous grinding (SAG) Mill with Ball mill combination has been installed to meet the additional grinding requirement. The SAG Mill grinding circuit is feeding directly from the new coarse ore stockpile. A separate line of higher capacity flotation cells has been installed for the additional capacity to treat the cyclone over flow product of the new SAG mill-Ball mill circuit for producing separate Lead-Zinc Concentrates. The flotation circuit has been automated using state-of-the-art instrumentation and process control technology in order to improve concentrate grades and recoveries.

     The then 16-meter diameter and 14 meter dia conventional zinc thickeners has been replaced with a new 25-metre diameter high capacity thickener to meet the dewatering requirements of Zinc conc. The

                                                                         [STAMP]


RA Mine                                                                  page 35

                                                                          [SEAL]

     existing 55-metre tailing thickener in combination with the spared 14 meter dia Zinc thickener and 14 meter dia lead thickener will provide tailing-thickening facilities for the entire tailings generated at 3.75 million TPA capacities. The hydro cyclone separation system installed ahead of the thickener will reduce the load on tailing thickeners and recover more water.

     PROCESS INSTRUMENTATION AND AUTOMATION: A highly automated/instrumented process control has been installed in the beneficiation plant design. Salient features of the process instrumentation are as below:

     1. Courier On-line Stream Analysis System for measurement of elements concentration in slurries.

     2. Proscon 2100 NT system is designed to optimize, stabilize and control individual unit operations as well as the entire plant.

     3. Froth Camera System makes use of machine vision technologies to measure the speed of the froth.

     4. Particle Size Analyser PSI 500 is a sizing system for mineral slurries. It takes automatic samples from one to three process streams and measures their particle size distribution in the range of 1-500 microns.

     An updated process flow sheet of the beneficiation plant is enclosed (ANNEXURE-II).

     BENEFICIATION RESULTS: Tables showing beneficiation results during the plan period are as under:

                                                                         [STAMP]


RA Mine                                                                  page 36

                                                                          [SEAL]

                       Ore Treatment           Lead Concentrate        Zinc Concentrate
                 ------------------------   ---------------------   ----------------------
                                 Assay                   Assay                    Assay
                             ------------            ------------             ------------
Year                 MT       Pb%    Zn*      MT      Pb%     Zn%      MT      Pb%    Zn%
----             ---------   ----   -----   ------   -----   ----   -------   ----   -----
2001-02          1,516,252   1.68   12.58   19,679   63.74   3.15   317,023   1.61   54.04
2002-03          1,810,266   1.97   12.62   28,930   67.26   3.30   379,239   1.45   54.11
2003-04          2,172,843   2.07   13.34   39,285   67.07   4.65   485,118   1.42   54.01
2004-05          2,359,680   2.00   13.16   42,883   65.83   4.27   533,666   1.42   53.34
2005-06
(upto Oct' 05)   1,949,493   1.94   13.23   35,288   62.96   4.21   442.360   1.45   53.12

                                                                         [STAMP]


RA Mine                                                                  page 37

                                                                          [SEAL]

                          Tailing                        Metal Distribution
                  -----------------------   -------------------------------------------
                                 Assay        Pb conc.       Zn  conc.        Tailing
                              -----------   ------------   -------------   ------------
Year                  MT       Pb%    Zn%    Pb%     Zn%    Pb%     Zn%     Pb%     [ ]
----              ---------   ----   ----   -----   ----   -----   -----   -----   ----
2001-02           1,179,550   0.67   1.59   49.19   0.32   20.02   89.82   30.79    [ ]
2002-03           1,402,117   0.76   1.59   54.69   0.42   15.42   89.80   29.89    [ ]
2003-04           1,648,440   0.71   1.57   58.50   0.63   15.30   90.38   26.20   8.99
2004-05           1,487,580   0.66   1.48   58.84   0.56   15.89   90.87   25.27   8.57
2005-06           1,471,845   0.62   1.46   56.89   0.52   16.86   91.15   24.25   8.33
(Up to Oct' 05)

Full analysis of tailing for the month of Oct' 2005 is as under:

ELEMENTS       VALUE
--------   ------------
Pb%        0.55
Zn%        1.38
Fe%        10.3
Cd (ppm)   84.0
Cu (ppm)   194
Mn (ppm)   285
Ni (ppm)   99
Ag (ppm)   24
Ns Pb%     0.19
Ns Zn%     0.32
ISM%       60.40
Sio2%      41.5
Gr.C%      6.00
Co (ppm)   Not measured
Sb (ppm)   Not measured

As may seen from the tables, the beneficiation plant has performed will throughout the plan period

                                                                         [STAMP]


RA Mine                                                                  page 38

                                                                          [SEAL]

with recovery efficiency of well above the specified recovery efficiencies of 87% and 50% for Zn and Pb respectively (pare 9.2, page 32, approved mining plan) except during the year 1997-98 where recovery efficiency of Pb was 49.19%. Also, tailing losses for Zn and Pb are well within the specified figures of 12% and 37% respectively (para 9.2, page 32, approved mining plan).

(d) TAILING DISPOSAL: The method and manner of tailing disposal is same as indicated in the approved mining plan. At present the 4th lift (total height 27 meter) of the tailing dam is under construction and the tailing is being poured into the 3rd lift. There are future expansion plans for raising its height up to 41m.

8.2 BENEFICIATION TEST DONE, IF ANY, ON SUB GRADE MINERAL AND PROPOSALS FOR INSTALLATIONS OF NEW OR ADDITIONAL BENEFICIATION FACILITY: Mine has explored various avenues for finding a feasible technology for metal recovery from sub grade mineral i.e., gossan but till date nothing has been found out.

                                                                         [STAMP]


RA Mine                                                                  page 39

                                                                          [SEAL]

9.0  ENVIRONMENT MANAGEMENT PLAN

                                                 POSITION AT THE END    PROPOSALS FOR NEXT
    SALIENT ITEMS       PROPOSAL AS PER PLAN           OF PLAN              FIVE YEARS
    -------------      ----------------------   --------------------   -------------------
Top soil storage,      As per para 13.3.1 at    Total quantity of      The mine will
preservation and       page no.45 of the        topsoil generated      continue to preserve
utilization            approved mining plan     till March' 2005 is    topsoil whenever
                       it was proposed that     444641 cubic meter.    encountered and
                       the top soil available   Out of this a total    utilize it for
                       during regular mining    quantity of 261935     revegetation and
                       activity will be         cubic meter of         other useful
                       stored separately and    topsoil has been       activities.
                       will be used for         utilized for
                       revegetation purpose     revegetation purpose
                       and future land          on the slopes of
                       reclamation. Further     crusher pad, non
                       it was proposed to       moving slopes of
                       reuse the topsoil for    waste dump and
                       revegetation purpose     for lining of
                       on                       tailing dam. Total
                                                quantity of topsoil
                                                preserved at present
                                                (March, 2005)

                                                                         [STAMP]


RA Mine                                                                  page 40

                                                                          [SEAL]

                       the slopes of crusher    is 182706 cubic
                       pad and waste dump.      meter.

Land reclamation       As per para 13.3.2 &     As mentioned in the    Reclamation and
and rehabilitation     13.3.12 at page no. 45   previous mining        rehabilitation of
                       & 49 of the approved     scheme, required       matured land will
                       mining plan, mining      rehabilitation of      be done in best
                       has been planned so as   people evacuated       possible way when
                       to minimize the land     from the lease hold    matured land will
                       degradation. Moreover,   area has already       be made available.
                       it is further proposed   been done before the
                       that reclamation &       actual mining
                       rehabilitation will be   activity started.
                       done in best possible    Since no matured
                       way when matured land    land was available
                       will be available.       during the plan
                                                period, reclamation
                                                and rehabilitation
                                                of land was not
                                                possible. Also mine
                                                has worked with

                                                                         [STAMP]


RA Mine                                                                  page 41

                                                                          [SEAL]

                                                minimum land
                                                degradation and used
                                                or preserved
                                                topsoil, encountered
                                                during the plan
                                                period.

Waste dump             As per para 7.1 at       Waste dump             For the next five
management             page no. 26 of the       management is being    years, waste will
                       approved mining plan     done as proposed in    be dumped at site
                       it has been proposed     the approved mining    no. 1, 3 & outer
                       to make waste dump in    plan. At present       periphery of
                       4 lifts of 10 meters     waste is being         tailing dam. These
                       each with a maximum      dumped at site 1       sites are
                       height of 40 meters      only (drawing no.      sufficient to take
                       for minimum land         HZL/RA/SUR/548)        care of waste
                       degradation.             which has a total      disposal during the
                                                capacity of 56         scheme period
                                                million cubic meter
                                                and till date
                                                (Anticipated up to
                                                31.03.2006)
                                                approximately 32.6
                                                million cubic meter
                                                of waste is

                                                                         [STAMP]


RA Mine                                                                  page 42

                                                                          [SEAL]

                                                dumped in total lift
                                                of 40 meter with
                                                benching towards
                                                non-moving area for
                                                10 meter.

Afforestation          As per para 13.3.3 at    Till date total        Existing plants
program with           page no. 45 of the       320950 number of       will be maintained
precautions proposed   approved mining plan     saplings have been     for better growth
for survival &         an ecoplan was           planted in mine and    and survival. Total
protection of          prepared as an           residential area.      29950 no of
plantation.            additional               This covers an area    saplings will be
                       environmental            of 246 hectares in     planted during the
                       protection measure.      mining area, which     proposed scheme
                       The ecoplan proposed     is 28.29% of total     period covering an
                       to create wide green     acquired land (869.5   area of
                       belts by planting        hectares) for          approximately 48
                       selected species of      industrial use and     hectare in
                       vegetation of            33.5 hectares, which   different locations
                       different heights,       is 42.24% of total     of site No. 1 of
                       foliage and other        acquired land (74      the waste dump.
                                                hectares) for

                                                                         [STAMP]


RA Mine                                                                  page 43

                                                                          [SEAL]

                    morphological features   the colony. If the
                    so as to constitute a    land used for
                    thick green leaf wall    mining activities,
                    around the industrial    tailing dam, waste
                    and residential          dump, gossan dump,
                    complex.                 beneficiation plant,
                                             workshop etc. is
                                             excluded from the
                                             total land acquired
                                             for industrial use,
                                             plantation done till
                                             date covers 59.21%
                                             of the remaining
                                             area acquired for
                                             industrial use.

Quality of air      As per para 13.1.7,      All the proposals      Weekly monitoring
                    13.2.3 & 13.3.4 on       are being              of air quality at 6
                    page no. 40, 42 and 50   implemented strictly   selected sites with
                    of the approved mining   and all the            respirable/non-
                    plan, it was             monitored results      respirable dust
                                             are well with in       sampler, heavy metal

                                                                         [STAMP]


RA Mine                                                                  page 44

                                                                          [SEAL]

                       proposed to:             the threshold limit.   concentration
                       1. undertake a                                  in RPM/SPM are also
                       quarterly monitoring                            being analyzed,
                       campaign to establish                           dust fall gauges
                       the level of suspended                          are installed at 4
                       dust in the atmosphere                          locations for
                       and also the                                    monitoring of dust
                       quantities of key                               fall rate. Dust
                       indicators of air                               masks will be
                       quality like sulphur                            provided as per
                       dioxide, nitrogen                               requirement.
                       oxide etc.
                       2. monitor air quality
                       with high volume
                       sampler at 3 selected
                       sites and measure
                       heavy metal
                       concentration in SPM.
                       3. make provisions for
                       dust

                                                                         [STAMP]


RA Mine                                                                  page 45

                                                                          [SEAL]

                       filters/masks where
                       required.

Quality & make         As per para 13.1.8,      All the proposals      Close monitoring of
of water including     13.2.9 & 13.3.1 4 at     are being              all the parameters
surface & ground       page no. 40, 42, 48      implemented.           will be continued
water                  and 50 of the approved   Monitoring of water    with as proposed in
                       mining plan, it was      quality is being       the approved mining
                       proposed to make         done on a regular      plan.
                       provisions of bunding    basis. All the
                       all around garland       results are well
                       drains, zero             below threshold
                       discharge, monitoring    limits and satisfy
                       of water quality of      the design criteria.
                       ground water, run-off
                       water and monitor
                       quality and quality of
                       infiltration from
                       Agucha tank.

Noise level/           Sources of               Monitoring of          Monitoring of

                                                                         [STAMP]


RA Mine                                                                  page 46

                                                                          [SEAL]

Vibration              noise to be              blast results is       blast will be
                       identified, pattern of   being done and         continued with and
                       blast holes and design   records maintained.    based on the
                       of blast to be studied   All monitored          results of the
                       with respect to ground   results are well       study.
                       vibration and sound      with in the
                       pressure level.          threshold limits.
                                                Non-el has been
                                                introduced as an
                                                initiation system,
                                                which will
                                                further reduce the
                                                ground vibration,
                                                AOP and improve the
                                                environmental
                                                aspects.

Treatment of mine      As per para 13.3.7 at    Proposal is being      Same as proposed in
water and              page no. 48 in the       implemented            the approved mining
affluent/toxic         approved mining plan     strictly. Reclaimed    plan
substances before      it was proposed to       water form tailing
discharge and          make provision for       dam is being used in
recirculation of       zero                     beneficiation plant
treated water.                                  after recycling. All

                                                                         [STAMP]


RA Mine                                                                  page 47

                                                                          [SEAL]

                       discharge plant          the thickners have
                       design, use of re-       been retrofitted
                       claimed water from       with high rate
                       tailing dam and use of   thickners, which
                       mine water in dust       improve the water
                       suppression and          recovery.
                       beneficiation

As a long term planning regarding environment it is proposed that the top of tailing dam will be covered after filling up to proposed maximum height. This can be covered by topsoil preserved in due course of mining. Afterwards plantation could be planned over it to stabilize it and to prevent any other adverse effects.

Drawing no. HZL/RA/SUR/ENV/74 showing details of environment management plan is enclosed.

                                                                         [STAMP]


RA Mine                                                                  page 48

                                                                          [SEAL]

10.0 ANY OTHER INFORMATION

10.1 Results of any investigation carried out for scientific mining, conservation of minerals and protection of environment, future proposals, if any;

     1. GEO-TECHNICAL STUDY BY M/S. CMRI-DHANBAD. Geotechnical study was conducted by CMRI in the year 2004, in order to optimize the slope angle up to a depth of 250m at Rampura Agucha Mine. For this purpose detailed geotechnical investigations were conducted. [Illegible]

     These included geotechnical mapping as per ISRM (1978) norms, determination of physico-mechanical properties of intact rock, for which rock samples from 8 no. of vertical bore holes were analyzed for compressive strength (40-70), tensile strength (5-9.25) and Bulk density (2.77 -3.04), determination of rock mass rating (RMR) and estimation of rock mass properties.

     Based on these data limit equilibrium for different inter ramp angles and overall slope angles using GALENA computer program was carried out. The analysis showed that large-scale failure is unlikely but small-scale failure cannot be completely ruled out and these small-scale failures are not of great concern as it can be arrested on the lower benches.

     The Numerical simulation techniques were applied to study the stability of slopes, their behavior at varying slope angles and determine optimum slope angle. It was done using FLAC computer program. The stability analysis for HW and FW was done to cross

                                                                         [STAMP]


RA Mine                                                                  page 49

                                                                          [SEAL]

     check the finding by Limit Equilibrium method. It has confirmed the findings.

     From these investigations CMRI has recommended the overall footwall and hanging wall slopes as 40[degrees] and 48[degrees] respectively.

     2. STUDY OF BLAST DESIGN PARAMETERS OF PRE-SPLIT BLASTS BY M/S. CMRI-DHANBAD: As mentioned in the earlier scheme of mining, to establish the pre-split drilling and blasting near the final pit slopes a study has been carried out by CMRI, Dhanbad and a draft report was submitted in July 2005. CMRI carried out the study of the existing controlled blasting technique (pre-split drilling & blasting) at RAM and suggested corrective measures to achieve the desired cut line, to achieve designed berm width of
     6.5 meters and batter angle of 70 degree on F/W without affecting the benches and by ensuring stability of benches as well as pit slopes. They also carried out audit of existing Production blasting procedures and suggested optimum drilling and blasting parameters, tools for improvement in blast design, blast monitoring and measures for reduction in environment impacts due to blasting like vibration, noise & dust.

     Controlled blasts are being carried out as per the recommendation of the CMRI. The blasting research team of Central Mining Research Institute, Dhanbad is monitoring the blast results on bi-monthly basis and suggesting the modifications in the blast design as per the requirement.

                                                                         [STAMP]


RA Mine                                                                  page 50

3. THE STUDY TO PREPARE LAND USE / LAND COVER MAP TO DETERMINE SPATIAL DISTRIBUTION OF VARIOUS UNITS IN THE STUDY AREA AND THEIR CHANGES OVER THE PERIOD OF TIME (1998-2003) BY: STATE REMOTE SENSING CENTRE. THE REPORT CONCLUDED
THAT:

- There is considerable increase in habitation part area due to new and extension of existing habitation in 15 KM radius

- Cropping pattern and natural vegetation of the area is in healthy condition.

- Waste dump of the mine has increase in area but is being simultaneously dense vegetation cover.

-    Good plantation has developed around R.A. Mine campus.

- Looking to increase in vegetation cover over 1998 to 2003, there is no adverse affect on environment due to mining activities in adjoining villages and in the area.


Date: 23.02.06                          /s/ L.S. Shekhawat
                                        ----------------------------------------
                                        L.S. SHEKHAWAT
                                        Recognized Qualified Person
                                        & Sr. Mgr. (Mine), RA  Mine, HZL
                                        Reg. No.: RQP/AJM/276/2005/A

[STAMP]

                                                                         [STAMP]

[STAMP]


RA Mine                                                                  page 51

                                                                          [SEAL]

                                  ANNEXURE-III

                     AIR MONITORING: AMBIENT (SEPT. 2005)

S.                                        SPM       RPM       NOX       S02        CO
NO.        LOCATION           WEEK      (UG/M3)   (UG/M3)   (UG/M3)   (UG/M3)   (UG/M3)
---   ------------------   ----------   -------   -------   -------   -------   -------
1     Main Gate            Ist Week      190.92     92.56     9.92       9.8      1020
                           IInd Week     183.58     86.69     9.97     10.07      1080
                           IIIrd Week    177.88     85.09     9.75       9.7       [ ]
                           IVth Week     180.25     85.63     10.3     10.25      1080
2     Mine Site            Ist Week      228.06    104.43    11.18      11.4      1210
                           IInd Week     220.95     99.86    11.22      10.9      1160
                           IIIrd Week     202.5     93.54    10.95     11.75      1140
                           IVth Week     213.76     99.02     11.1     10.98      1190
3     Magzine              Ist Week      184.59     79.75      7.5       7.9       720
                           IInd Week     172.25     69.56      6.9      6.85       680
                           IIIrd Week     168.8     72.53     7.65       7.3       710
                           IVth Week     179.72     75.48      7.1       7.8       700
4     Agucha Village       Ist Week      148.05      70.5     7.65      8.22       690
                           IInd Week     135.58     63.39     7.92      8.06       620
                           IIIrd Week    124.93     58.82     8.05       7.8       730
                           IVth Week     138.88     68.86     7.16      8.56       590
5     Kothiyan village     Ist Week      119.57     62.52      7.6      7.42       590
                           IInd Week     105.02     48.86     7.25       6.8       610
                           IIIrd Week    109.83     58.29      7.1       8.2       650
                           IVth Week     111.17     56.55        8       7.2       590
6     Bherukhera village   Ist Week      184.88     77.43      7.9      7.25        --
                           IInd Week     192.36     84.37      7.6       7.1        --
                           IIIrd Week    174.42      79.8     7.35       7.5        --
                           IVth Week     179.83     91.04      7.5       6.9        --

                       AIR MONITORING: STACK (SEPT. 2005)

                                                CRUSHER
S.                                         -----------------   FINE ORE
NO.   STACK ATTACHED TO -->      WEEK      PRIMARY   SECOND.      BIN
---   ---------------------   ----------   -------   -------   --------
1     SPM (MG/M3)             IST WEEK      104.33    118.50     84.08
                              IIND WEEK     101.58    113.67     79.92
                              IIIRD WEEK     98.00    108.33     75.50
                              IVTH WEEK      89.08    115.17     80.67
2     SO2                                       ND        ND        ND
3     NOX                                       ND        ND        ND

                     AIR MONITORING: WORK ZONE (SEPT. 2005)

SR.   WORK PLACE LOCATION     SPM (MG/M3)   RPM (UG/M3)
---   -------------------     -----------   -----------
1     Primary Cruhser              --          79.76
2     Sec./Tert. Crusher           --          88.52
3     Beneficiation plant          --          80.35

                                                                         [STAMP]

                             GOVERNMENT OF RAJASTHAN
                           MINES (GROUP-I) DEPARTMENT

                         No. P-17(20)Mines/Group-I/2000

                                                    Jaipur, Dated: 1st May, 2000

                                      ORDER

As M/s. Hindustan Zinc Limited has applied for grant of first renewal of mining lease on 24.4.99 for minerals lead, Zinc and associated minerals under Rule 24(1) of minerals under rules 1960, near Village Rampura under Tehsil Hurda, District Bhilwara, and as the State Government is satisfied that the applicant is a fit party for said rebate under prevailing related rules.

And because, the area for which the rebate is desired, is free grant.

The State Government by condoning the delay of 48 days in submission of application for renewal, under the terms & conditions of Major Minerals Rebate Rules, 1960 as amended from time to time, grant first renewal.

1.   Minerals           Lead, Zinc and associated minerals.

2.   Area               1200 Hectare, near Vill. Rampura under Tehsil Hurda,
                        District Bhilwara, actual available land will be decided
                        on demarcation as per the detailed letter.

3.   Period             20 years from 13.3.2000

4.   Fixed charges      According to Schedule-III of M.M.R.D. Act 1957 and as
                        will be amended from time to time.

5.   Security           Rs. 10,000/-

6.   Surcharge          As per Schedule-II of M.M.R.D. Act, 1957.

7.   Variable Fee       As fixed by Revenue Officer.

8.   Other taxes        As per State Rules.

9.   Other conditions   According to the minerals rebate rules 1960 and MMRD Act
                        1957 and as will be amended from time to time.

Note: If, proper agreement is not done within six months from the date of this order, than this order will be with held without notice.

                                                                        By order


                                                                            Sd/-
                                                         Officer on Special Duty
                                                                     (Technical)


Sd/-
Deputy Registration Officer
Hurda (District Bhilwara)

                                     FORM K

                              MODEL FORM FOR MINING
                                  (See Rule 31)

     THIS INDENTURE made this 15th day of September Years 2000 between the Governor of RAJASTHAN/ the President of India (hereinafter referred to as the "State Government" which expression shall where the context so admits be deemed to include the successors and assigns) of the one part and:-

                       (When the lessee is an individual)

Mr. Not applicable

(Name of person with address & occupation) (Hereinafter referred to as "the lessee" which expression shall where the context so admits be deemed to include his heirs, executors, administrators, representatives and permitted assigns).

                 (When the Lessees are more than one individual)

Mr. Not applicable

Mr. ____________________________________________________________________________

________________________________________________________________________________

(Name of person with address and occupation) (hereinafter referred to as "the lessee" which expression shall where the context so admits be deemed to include their respective heirs, executors, administrators, representatives and their permitted assigns).

                     (When the Lessee is a registered firm)

Mr. Not applicable

Mr. ____________________________________________________________________________

________________________________________________________________________________

Mr. ____________________________________________________________________________

________________________________________________________________________________

Name and addresses of all the partners all carrying on business in Partnership under the form and name and style of
M/s.___________________________________ (name of firm) registered under the
Indian Partnership Act, 1932 (9 of 1932) and having their registered office at
________________________________________________________________________________
in the town of (hereinafter referred to as "the licensee" which expression where the context so admits be deemed to include all the said partners their respective heirs, executors, legal representatives and permitted assigns).

     (When the Lessee is a registered Company) Hindustan Zinc Limited (Name of Company) a company registered under the Companies Act 1956 (No.1 of 1956) (Act under which incorporated) and having its registered office at Yashad Bhawan Udaipur (Address) (here in after referred to as "the Lessee" which expression shall where the context so admits be deemed to include its successors and permitted assigns) of the other part.

     WHEREAS THE Lessee/lessees has/have applied to the State Government in accordance with the Mineral Concession Rules, 1960 therein after referred in as the said rules) for a mining lease for Lead, Zinc and associated minerals in respect of the lands described in Part I of the Schedule here under written and has/have/deposited with the State Government the sum of Rs.10,000/- as security and the sum of Rs.1000/- for meeting the preliminary expenses for a mining lease (and WHEREAS the Central Government has approved the grant of lease).

WITNESSTH that in consideration of the rents and royalties, covenants and agreements by and in these presents and the Schedule hereunder written resolved and contained and on the part of the lessee/lessees to be paid observed and performed, the State Government (with the approval of the Central Government) here by grants and demises into lessee/lessees.

All those the mines beds/veing seems of Lead, Zinc and associated minerals (here state the mineral or minerals) (herein after and in the Schedule referred to as the said minerals) situated lying and being in or under the lands which are referred to in part I of the said schedule, together with the liberties, powers and privileges to be exercised or enjoyed in connection here with which are mentioned in Part-II of the said schedule subject to the restrictions and conditions as to the exercise and enjoyment of such liberties, powers and privileges which are mentioned in Part-III of the said Schedule EXCEPT and reserving out of this demise unto the State Government the liberties, powers and privileges mentioned in Part IV of the said Schedule TO HOLD the premises hereby granted and demised unto the lessee/lessees from the date of registration/execution of this lease deed or from 13th day of March year 2000 for the term of 20 years hence next ensuring YIELDING AND PAYING therefore into the State Government the several rents and royalties mentioned in Part V of the said Schedule at the respective times therein specified subject to the provisions contained in Part VI of the said Schedule and the lessee/lessees hereby covenants/covenant with the State Government as in Part VII of the said
Schedule is expressed and the State Government hereby covenants with the lessee/lessees as in Part VIII of the said Schedule as expressed AND it is hereby mutually agreed between the parties here to as in Part IX of the said
Schedule is expressed.

IN WITNESS WHEREOF these presents have been executed in manner here under appearing the day and year first above written.

The Schedule above referred to:

                                     PART I

                             THE AREA OF THIS LEASE

Location and area of the Lessee :-

     All that tract of lands situated at Agucha (Description of area or areas) 1200 Hects in (Pargana) in Hurda the registration District of Bhilwara Sub-District Hurda and Thane Gulabbura bearing codastral survey Nos. 48K-9/13 containing on area of 1200 Hects there abluts delubeated in the loan hereto annexed and thereon coloured ____________ and bounded as follows :- As per enclosed demarcation report and plan.

on the North by                         per plan in demarcation report

on the South by

on the East by                          Report attached herewith

and

On the West by
herein after referred to as "the said lands".

                                     PART-II

Liberties, powers and privileges to be exercised and enjoyed by the lessee/lessees subject to the restrictions and conditions in Part III.

     To enter upon land and search for, win, work etc.

1. Liberty and power at all times during the term hereby demised to enter upon the said lands and to search for mine, bore, dig, drill for, win, work, dress, process, convert, carry away and dispose of the said mineral/minerals.

     To sink, drive and make pits, shafts and inclines etc.,

2. Liberty and power for or in connection with any of the purposes mentioned in this part to sink drive make maintain and use in the said lands and pits shafts, inclines, drifts levels water-ways airways and other works (and to use maintain deepen or extent any existing works of the like nature in the said lands).

     To bring and use machinery equipment etc:-

3. Liberty and power for or in connection with any of the purposes mentioned in this part to erect, construct, maintain and use on or under the said lands any engines, machinery, plant, dressing floors, furnaces, coke ovens, brick-kilns, work-shops, store-houses, bungalows, godowns, sheds and other buildings and other works and conveniences of the like nature on or under the said lands.

     To make roads and ways etc. and use existing roads and ways :-

4. Liberty and power for or in connection with any of the purposes mentioned in this part to make any tramways, railways, roads, aircraft landing grounds and other ways in or over the said lands and to use maintain and go and repass with or without horses, cattle, wagons, aircrafts, locomotives or other vehicles over the same (or any existing tramways road and other ways in or over the said land) on such conditions as may be agreed to.

To get building and road materials etc.:-

5. Liberty and power for or in connection with any of the purposes mentioned in this part to quarry and got stone gravel and other buildings and road materials and clay and to use and employ the same and to manufacture such clay into bricks or tiles and to use such bricks or tiles but not to sell any such material bricks or tiles.

To use water from streams etc.:-

6. Liberty and power for or in connection with any of the purposes mentioned in this part but subject to the right of any existing or future lessees and with the written permission of Collector to appropriate and use water from any streams water-courses, springs or other sources in or upon the said lands and to divert step up or dam any such stream or water-course and collect or impound any such water and to make construct and maintain any water-course culverts, drains or reservoirs but not as so to deprive any cultivated lands, villages, buildings or watering places for livestock of a reasonable supply of water as before accustomed nor in any way to foul or pollute any stream or springs, Provided that the lessee/lessees shall not interfere with the navigation in any navigable stream nor shall divert such stream without the previous written permission of the State Government.

To use land for stacking, heaping, depositing purposes:-

7. Liberty and power to enter upon and use a sufficient part of the surface of the said lands for the purpose of stacking, heaping, storing or depositing there in any produce of the mines or works carried on and any tools, equipment, earth and materials and substances dug or raised under the liberties and powers mentioned in this part.

Beneficiation and conveying away of production:-

8.   a)   Liberty and power to enter upon and use a sufficient part of the said lands to beneficiate any or produced from the said lands and to carry away such beneficiated ore.

          To make coke (to be used in case of coal only):-

     b) Liberty and power upon the said lands to convert into coke and coal or dust produced from the said lands and to carry away such coke.

To clear brushwood and to fell and utilise trees, etc.:-

9. Liberty and power for or in connection with any of the purposes mentioned in this part and subject to the existing rights of others and save as provided in clause 3 of part III of this Schedule to clear undergrowth and brushwood and to fell and utilise any trees or timber standing or found on the said lands provided that the State Government may ask the lessee/lessees to pay for any trees or timber felled and utilised by him/her at the rates specified by the Collector or the State Government.

                                    PART-III

Restrictions and Conditions as to the Liberties, Powers and Privilege in Part-II.

     No building etc. upon certain places:-

     1. No building or things shall be erected, set up or placed and no surface operations shall be carried on in or upon any public pleasure ground, burning or burial ground or place held sacred by any class of persons or any house or village site, public road or other place which the State Government may determine as public ground not in such a manner as to injure or prejudicially effect any buildings works property or rights of other persons and no land shall be used for surface operations which is already occupied by persons other than the State Government for works or purposes not included in this lease. The lessee/lessees shall not also interfere with any right of way, well or tank.

     Permission for surface operations in a land not already in use:-

     2. Before using for surface operations any land which has not already been used for such operations, the lessee/lessees shall give to Collector of the District two calendar months previous notice in writing specifying the name or other description of the situations and the extent of the land proposed to be so used and the purpose for which the same is required and the said land shall not be so used if objection is issued by the Collector within two months after the receipt by him of such notice unless the objections so stated shall on reference to the State Government be annulled or waived.

     To cut trees in unreserved lands:-

     3. The lessee/lessees shall not without the express sanction of the Collector cut down or injure any timber or trees on the said lands but may without such sanction clear away any brushwood or undergrowth which interferes with any operations authorised by these presents. The Collector or the State Government may require the lessee/lessees to pay for any trees of timber felled and utilised by him/them at the rates specified by the Collector of the District/

     To enter upon reserved forests:-

     4. Not withstanding anything in this schedule contained the lessee/lessees shall not enter upon any reserved forest included in the said lands without previous sanction in writing of the District Forest Officer nor fell, cut and use any timber or trees without obtaining the sanction in writing of that Officer nor otherwise than in accordance with such conditions as the State Government may prescribe.

     No mining operations within 50 meters of public works etc:-

     5. The lessee/lessees shall not work or carry on or allow to be worked or carried on any mining operations at or to any point within a distance of 50 meters from any railway line except with the previous written permission of the Railway Administration concerned (or under or beneath any ropeway or any ropeway except under and in accordance with the written permission of the authority owning the ropeway) or from any reservoir, canal or other public works such as public roads and buildings or inhabited site except with the previous written permission of the Collector or any other officer authorised by the State Government in this behalf and otherwise than in accordance with such instructions, restrictions and conditions whether general or special which may be attached to such permission. The said distance of 50 meters shall be measured in the case of railway, reservoir or canal horizontally from the outer toe of the bank or the outer edge of the cutting as the case may be and in case of a building horizontally from the plinth thereof. In the case of village roads no working shall be carried on within a distance of 10 meters of the outer edge of the cutting except with the previous permission of the Collector or any other officer duly authorised by the State Government in this behalf and otherwise than in accordance with such directions restrictions and additions, either general or special, which may be attached to such permission.

          Explanation:- For the purposes of this clause the expression "Railway Administration" shall have the same meaning as it is defined to have in the Indian Railways Act, 1890 by clause (6) of section 3 of that Act. "Public Road" shall mean a road which has been constructed by artificially surfaced as distinct from a track resulting from repeated use. Village road will include any track shown in the Revenue record as village road.

     Facilities for adjoining Governmental licenses and leases:-

     6. The lessee/lessees shall allow existing and future holders of Government licenses or leases over any land which is comprised in or adjoined or is reached by the land held by the lessee/lessees reasonable facilities of access thereto:

     PROVIDED THAT no substantial hindrance or interference shall be caused by such holders or licenses or leases to the operations of the lessee/lessees under these presents and fair compensation (as may be mutually agreed upon or in the event of disagreement as may be decided by the State Government) shall be made to the lessee/lessees for loss or damage sustained by the lessee/lessees by reason of the exercise of this liberty.

                                     PART-IV

        LIBERTIES, POWERS AND PRIVILEGES RESERVED TO THE STATE GOVERNMENT

     To work other minerals:-

     1. Liberty and power for the State Government, or to any lessee or persons authorised by it in that behalf to enter/into and upon the said lands and to search for, win, work, dig, get, raise, dress, process, convert and carry away minerals other than the said minerals and any other substances and for those purposes to sink, drive, make erect, construct maintain and use such pits, shafts, inclines, drifts, levels and other lines, waterways, water courses, drains, reservoirs, engines, machinery, plant, buildings, canals, tramways, railways, roadways and other works and convenience as may be demand necessary or convenient.

          PROVIDED THAT in the exercise of such liberty and power no substantial hindrance or interference shall be caused to or with the liberties, powers and privileges of the lessee/lessees under these presents and that fair compensation (as may be mutually agreed upon or in the event of disagreement as may be decided by the State Government) shall be made to the lessee/lessees for all loss or damage sustained by the lessee/lessees by reason or in consequence of the exercise of such liberty and power.

          To make railways and roads:-

     2. Liberty and power for the State Government, or any lessee or person authorised by it in that behalf to enter into and upon the said lands and to make upon over or through the same any railways, roadways or pipelines for any purpose other than those mentioned in Part II of these presents and to get from the said lands stones, gravel, earth and other materials for making maintaining and repairing such railways, tramways,

Issue of reporting

Zinc Concentrate:- three and half percent of L M E metal price on ad-valoram basis chargeable per tonne of concentrate produced.

Lead Concentrate:- Four percent of L. M. E. metal price and ad-valoram basis chargeable per tonne of concentrate produced.

Silver:-           Five percent of sale price on ad-valoram basis

Cadmium Eighty two rupees per unit percent of cadmium metal per tonne and on pro rata basis

As per MMRD act 1957 and amended from time to time.

and road or any existing railways and roads and to and repass at all times with or without horses, cattle or other animals, carts, wagons, carriages and locomotive or other vehicles over or along any such railways, roadlines and other ways for all purposes and as occasion may require, provided that in the exercise of such liberty and power by such other lessee or person no substantial hindrance or interference shall be caused to or with the liberties, powers and privileges of the lessee/lessees under these presents and that fair compensation, as may be mutually agreed upon or in the event of disagreement as may be decided by the State Government shall be made to the lessee/lessees for all loss or damage substantial hindrance or interference shall be caused to or with the exercise by such lessee or person of such liberty and power.

                                     PART V

RENTS AND ROYALTIES RESERVES BY THIS LEASE

To pay dead rent or royalty whichever is higher

1. The lessee shall pay, for every year except the first year of the lease, dead rent as specified in clauses 2 of this part:-

Provided that, where the holder of such mining lease becomes liable under section 9 of the Act, to pay royalty for any mineral removed or consumed by him or by his agent, manager employee, contractor or sub-lessee from the leased area, we shall be liable to pay either such royalty or the dead rent in respect of that area, whichever in higher. The lessee shall pay interest @ 24% per annum as per Rule 64A of MCR 1960.

Rate and mode of payment of dead rent:-

2. Subject to the provisions of clause 1 of this part, during the subsistence of the lease, the lessee/lessees shall pay to the State Government annual dead rent for the lands demised and described in Part I of this schedule at the rate of the time being specified in the Third Schedule to the Act, in such manner as may be specified in this behalf by the State Government.

Part V after clause 2:-

                         Dead rent         Area
     Name of          fixed per Hect.     demised     Dead rent     Total dead rent
     Mineral             per annum         land        payable     payable in a year
        1                     2              3             4              5
Lead, Zinc and        Rs. 300/- per     1200 Hects   Rs. 3,60,000   Rs. 3,60,000
associated minerals   Hects per annum

                           From 13-3-2000 to 12-3-2020

The lessee has paid in advance to the State Govt. the annual dead rent in two equal half yearly installment and the date and estimated installment falling due on the date one year after the date of registration and next on date six months there after every year.

Rate and mode of the payment of royalty:-

3. Subject to the provision of clause 1 of this part, the lessee/lessees shall during the subsistence of this lease pay to the State Government at such times and in such manner as the State Government may prescribe royalty in respect of any mineral/ minerals removed by him/them from the leased area at the rate for the time being specified in the second schedule to the Mines and Minerals (Regulations and Development) Act, 1957. The Lessee shall despatch the mineral with departmental Rawana which is duly sealed by the Dept.

     Payment of surface rent, and water rate:-

4. The lessee/lessees shall pay rent and water rate to the State Government in respect of all parts of the surface of the said lands which shall from time to time be occupied or used by the lessee/lessees under the authority of these presents at the rate of Rs. as per revenue and irrigation dept. and Rs. as per rules and acts amended from time to time, respectively per annum per hectare or the area so occupied or used and so in proportion for an area less than a hectare during the period from the commencement of such occupations or used until the area shall cease to be so occupied or used and shall as far as possible restore the surface land so used to its original conditions surface rent and water rate shall be paid as here in before detailed in clause 2, PROVIDED THAT no such rent/water rate shall be payable in respect of the occupation and use of the area comprised in any roads or ways to which the public have full right of access.

                                     PART VI

PROVISIONS RELATING TO RENTS AND ROYALTIES

Rent and royalties to be free from deduction etc.:-

1. The rent, water rate and royalties mentioned in Part V of this Schedule shall be paid free from any deductions to the State Government at Bhilwara and such manner as the State Government may prescribed PROVIDED Always and it is hereby agree that Rs. 10,000/- the balance standing to the credit of the lessee/lessees on account of the deposit made by him/them as licensees over an area which is included the said lands shall be retained and accepted by the State Government in satisfaction of the rents and royalties mentioned in Part V until they reach that amount.

     Mode of Computation of Royalty:-

2. For the purposes of computing the said royalties the lessee/lessees shall keep a correct account of the mineral/minerals produced and dispatched. The accounts as well as the weight of the mineral/minerals in stock or in the process of export may be checked by an officer authorised by the Central or State Government.

Here specify the mode of arriving at the sale price/prices at pits mouths of mineral/minerals.

     Course of action if rents and royalties are not paid in time.

3. Should any rent, royalty or other sums due to the State Government under the terms and conditions of these presents be not paid by the lessee/lessees within the prescribed time. The same together with simple interest due thereon at the rate of twenty four percent per annum may be recovered on a certificate of such officer as may be specified by the State Government by general or special order, in the same manner as an arrear of land revenue.

                                    PART-VII

                      THE COVENANTS OF THE LESSEE/LESSEES

     Lessee to pay rents and royalties, taxes, etc.:-

1. The lessee/lessees shall pay the rent, water rates and royalties reserved by this lease at such times and in the manner provided in Parts V and VI of these presents and shall also pay and discharged all taxes, rates assessments and impositions whatsoever being in the nature of public demands which shall from time to time be charged, assessed or imposed by the authority of the Central and State Government upon or in respect of the premises and works on the lessee/lessees in common with other premises and works of a like nature except demands for land revenues.

     To maintain and keep boundary marks in good order:-

2. The lessee/lessees shall at his/their own expense erect and at all times maintain and keep in repair boundary marks and pillars according to the demarcation to be shown in the plan annexed to this lease. Such marks and pillars shall be sufficiently clear of the shrubs and other obstructions as to allow easy identification.

     To commence operations within a year and work in a workman like manner:-

3. The lessee/lessees shall commence operation within one year from the date of execution of the lease and shall thereafter at all times during the continuance of his lease search for, win, work and develop, the said minerals without voluntary intermission in a skillful and workman like manner and as prescribed under clause 12 herein after without doing or permitting to be done any unnecessary or avoidable damage to the surface of the said lands or the crops buildings structures or other property thereon. For the purposes of this clause operations shall include the erections of machinery, laying of a tramway or construction of a road in connection with the mine.

     To indemnify Government against all claims.

4. The lessee/lessees shall make and pay such reasonable satisfaction and compensation as may be assessed by lawful authority in accordance with the law in force on the subject for all damage, injury or disturbance which may be done by him/them in exercise of the powers granted by this lease and shall indemnify and keep indemnified fully completely the State Government against all claims which may be made by any person in respect of any such damage, injury or disturbance and all costs and expenses in connection therewith.

     To secure and keep in good condition pits, shafts etc.:-

5. The lessee/lessees shall during the subsistence of this lease well and sufficiently secure and keep open with timber or other durable means all pits, shafts and workings that may be made or used in the said lands and make and maintain sufficient fences to the satisfaction of the State Government round every such pit, shaft or working whether the same in abandoned or not and shall during the same period keep all workings in the said lands except such as may be abandoned accessible free from water and foul air as far as possible.

     To strengthen and support the mine to necessary extent:-

6. The lessee/lessees shall strengthen and support to the satisfaction of the Railway Administration concerned or the State Government, as the case may be any part of the mine which in its opinion requires such strengthening or support for the safety of any railway, reservoir, canal road and any other public works or structures.

     To allow inspections of workings:-

7. The lessee/lessees shall allow any officer authorized by the Central Government or the State Govt. in that behalf to enter upon the premises including any building, excavation or land comprised in the lease for the purpose of inspecting, examining, surveying (Prospecting) and making plans their of sampling and collecting any data and the lessee/lessees shall with proper person employed by the lessee/lessees and acquainted with the mines and work effectually assist such officer, agents, servants and workman in conducting every such inspections and shall afford them all facilities, information connected with the working of the mines which they may reasonably require and also shall and will conform to and observe all order and regulations which the Central and State Governments as the result of such inspection or otherwise may, from time to time see fit to impose.

     To report accident:-

8. The lessee/lessees shall without delay send to the

Deputy Commissioner/Collector a report of any accident causing death or serious bodily injury or serious injury to property or seriously affecting or endangering life or property which may occur in the course of the operations under this lease.

     The report discovery of other minerals:-

     9. The lessee/lessees shall report to the state Government the discovery in the leased area of any mineral not specified in the lease within sixty days of such discovery alongwith full particulars of the nature and position of each such find. If any mineral not specified in the lease is discovered in the leased area, the lessee/lessees shall not win and dispose of such mineral unless such mineral is included in the lease or a separate lease is obtained therefore.

     To keep records and accounts regarding production and employees etc:-

     10. The lessee/lessees shall at all time during the said term keep or cause to be kept at an office to be situated upon or near the said lands correct and intelligible books of accounts which shall contain accurate entries showing from time to time:-

     1. Quantity and quality of the said mineral/minerals realised form the said lands.

     2. Quantity of the various qualities of ores beneficiated or converted (for example coal converted into coke).

     3. Quantities of the various qualities of the said mineral/minerals sold and exported separately.

     4. Quantities of the various qualities of the said mineral/minerals otherwise disposed of and the manner and purpose of such disposal.

     5. The prices and all other particulars of all sales of said mineral/minerals.

     6. The number of persons employed in the mines or works or upon the said lands specifying nationality, qualifications and pay of the technical personnel.

     7. Such other facts particulars and circumstances as the Central or the State Governments may from time to time require and shall also furnish free of charge to such officers and such time as the Central and State Government may appointed true and correct abstract of all or any such books of accounts and such information and returns to all or any of the matters aforesaid as the State Government may prescribe and shall at all reasonable times allow such officers as the Central Government or State Government shall in that behalf appoint to enter into and have free access to the said officers for the purposes of examining and inspecting the said books of accounts, plans and records and to make copies thereof and make extracts therefrom.

     To maintain plans, etc.:-

     11. The lessee/lessees shall at all time during the said term maintain at the mine office correct intelligible up-to-date and complete plans and section of the mines in the said lands. They shall show all the operations and workings and all the trenches, pits and drillings made by him/them in the course of operations carried on by him/them under the lease, faults and other disturbance encountered and geological data and all such plans and sections shall be amended and filled up by and from actual surveys to be made for that purpose at the end of twelve months or any period specified from time to time and the lessee/lessees shall furnish free of charge to the Central and State Government true and correct copies of such plans and sections whenever required. Accurate records of all trenches, pits and drillings shall show:

     (a) The subsoil and straight through which they pass.

     (b) Any mineral encountered.

     (c) Any other matter of interest and all data required by the Central and State Government, from time to time.

     The lessee/lessees shall allow any officer or the Central the State Government, authorised in this behalf by the Central Government, to inspect the same at all reasonable times. He/they shall also supply when asked for by the State Government/the coal controller (The Director General Geological Survey of India,) (The Controller General, Indian Bureau of Mines) a composite plan of the area showing thickness, dip, inclination, etc, of all the seems as also the quantity of reserves quality wise.

     11.A. The lessee shall pay a wage not less than the minimum wage prescribed by the Central or State Government from time to time.

     11B. The lessee shall comply with provisions of the (Mines Act 1952 and the rules made there under.)

     11C. The lessee shall take measures for the protection of environment like planting of trees, reclamation of land, use of pollution control devices and such other measures as may be prescribed by the Central or State Government, from time to time, at his own expense.

     11D. The lessee shall pay compensation to the occupier of the land on the date and in the manner laid down in these rules.

     11E. The lessee shall, in the matter of employment, give preference to the tribals and to the persons who become displaced because of the taking up of mining operations.

After Part VIIth clause 11E

fair compensation as may be manually agreed upon or in the event of disagreement as may be decided by the State Government shall be made to the lessee/lessees for all loss or damage obtained by the Lessee/Lessees by reason or in the consequence of the exercise by such lessee or person of such liberty and power.

     Act 67 of 1957 :-

     12. The lessee/lessees shall be bounded by such rules as may be issued from time to time by the Government of India under sections 18 of the Mines and Mineral (Regulation & Development) Act, 1957 (Act 67 of 1957) and shall not carry on mining or other operations under the said lease in any way other than as prescribed under these rules.

     To providing weighing machines:-

     13. Unless specifically exempted by the State Government the lessee/lessees shall provide and at all times keep at or near the pit head or each of the pit heads at which the said minerals shall be brought to bank a properly constructed and efficient weighing machine and shall weigh or cause to be weighed thereon all the said minerals, from time to time brought to bank sold, exported and converted and also the converted products and shall at the close of each day cause the total weights, ascertained by such means of the said minerals, ores products raised, sold, exported and converted during the previous twenty four hours to be entered in the aforesaid books of accounts. The lessee/lessees shall permit the State Government at all times during the said term to employ any person or persons to be present at the weighing of the said minerals as aforesaid and to keep accounts thereof and to check the accounts kept by lessee/lessees. The lessee/lessees shall give 60 days previous notice in writing to the Collector of every such measuring or weighing in order that he or some officer on his behalf may be present thereat.

     To allow test of weighing machine :-

     14. The lessee/lessees shall allow any person or persons appointed in that behalf by the State Government at any time or times during the said term to examine and test every weighing machine to be provided and kept as aforesaid and the weights used there with in order to ascertain whether the same respectively are correct and in good repair and order and if upon any such examination or testing any such weighing machine or weights shall be found incorrect or out of repair or order the State Govt. may require that the same is adjusted, repaired and but in order by and at the expenses of the lessee/lessees and in such requisition be not compiled with within fourteen days after the same shall have been made, the State Government may cause such, weighing machine or weights to be adjusted, repaired, and put in order and the expenses of so doing shall be paid by the lessee/lessees to the State Government on demand and if upon any such examination or testing as aforesaid any error shall be regarded as having existed for three calendar months previous to the discovery thereof from the last occasion off so examining and testing the same weighing machine and weights in case such occasion shall be within such period of three months and said rent and royalty shall be paid and accounted for accordingly.

To pay compensation for injury of third parties :-

     15. The lessee/lessees shall make and pay reasonable satisfaction and compensation for all damage, injury or disturbance or person or property which may be done by or on the part of lessee/lessees in exercise of the liberties and power granted by these presents and shall at all time save harmless and keep indemnified the State Government from and against all suits, claims and demands which may be brought or made by any person in respect of any such damage, injury or disturbance.

     Now to obstruct working of other minerals :-

     16. The lessee/lessees will exercise the liberties and powers hereby granted in such a manner as to offer no unnecessary or reasonably avoidable obstruction or interruption to the development and working within the said lands of any minerals not included in this lease and shall at all times afford to the Central and State Govt. and to the holders of prospecting licenses or mining leases in respect of any such minerals or any minerals within any land adjacent to the said lands as the case may be reasonable means of access and safe and convenient passage upon and across the said lands to such minerals for the purpose of getting working, developing and carrying away the same provided that the lessee/lessees shall receive reasonable compensation for any damage or injury which he/they may sustain by reason or in consequence of the use of such passage by such lessees or holders of prospecting licenses.

     Transfer of lease:-

     17. (1) The lessee/lessees shall not, without the previous consent in writing of the State Government.

          (a) assign, sublet, mortgage or in any other manner, transfer the mining lease, or any right, title or interest therein, or

          (b) enter into or make any arrangement contract or understanding whereby the lessee/lessees will or may be directly or indirectly financed to a substantial extent by, or under which the lessees operations or undertakings will or may be substantially controlled by any person or body of persons other than the "lessee/lessees".

     provided that the State Government shall not give its written consent unless:-

     (a) the lessee has furnished an affidavit alongwith his application for transfer of the mining lease specifying therein the amount that he has already taken or proposes to take as consideration from the transferee;

     (b) the transfer of the mining lease is to be made to a person or body directly undertaking mining operations.

     2. Without prejudice to the above provisions, the lessee/lessees may, subject to the conditions specified in the proviso to Rule 35 of said Rules, transfer this lease or any right, title or interest therein, to a person, (who has filed an affidavit stating that he has filed up-to date income tax returns, paid income tax assessed on him and paid the income tax on the basis of self assessment as provided in the Income tax Act, 1961 (43 of 1961), on payment of five hundred rupees) to the State Government.

     Provided that the lessee/lessees shall make available to the transferee the original or certified copies of all plans of abandoned workings in the area and in a belt 65 meters wide surrounding it.

     (Provided further that where the mortgage is an Institution or a Bank or a Corporation specified in Schedule V, it shall not be necessary for any such Institution or Bank or Corporation to meet with the requirement relating to income tax and the said valid clearance certificate.)

     3. The State Government, may, by order in writing, determine the lease at any time if the lessee/lessees has/have in the opinion of the State Government, committed a breach of any of the above provisions or has/have transferred the lease or any right, title or interest therein otherwise than in accordance with clause (2);

     Provided that no such order shall be made without giving the lessee/lessees a reasonable opportunity of stating his/their case.

     Not to be financed or controlled by a Trust, Corporation, Firm or person:-

     1B. The lease shall not be controlled and the lessee/lessees shall not allow themselves to be controlled by any Trust, Syndicate, Corporation Firm or person except with the written consent of the Central Government. The lessee/lessees shall not entered into for make any arrangement compact or understanding where by the lessee/lessees will or may be directly or indirectly by or for the benefit of or subject to the control of any Trust, Syndicate, Corporation, Firm or person unless with the written sanction given prior to such arrangement compact or understanding being entered into or made of the Central Govt. and any or every such arrangement compact or understanding being entered into or made of the Central Government and any or every such arrangement compact or understanding as aforesaid (entered into or made with such sanction as aforesaid) shall only be entered into or made and shall always be subject to an express condition binding upon the other party or parties there to that on the occasion of the State of emergency of which the President of India in his discretion shall be the sole judge it shall be terminable if so required in writing by the State Government and shall in the event of any such requisition being made be forthwith thereafter determined by the lessee/lessees accordingly.

     Lessee shall deposit any additional amount necessary:-

     19. Whenever the security deposit of Rs. 2000/1000 or any further sum hereafter deposited with the State Government in replenishment thereof shall be forfeited or applied by the Central or State Government pursuant to the power in hereinafter declared in that behalf the lessee/lessees shall deposit with the State Government such further sum as may be sufficient with the inappropriated part thereof to bring the amount in deposit with the State Government up to sum of Rs. 1000/500.

     Delivery of workings in good order to State Government after determination of lease:-

     20. The lessee/lessees shall at the expiration or sooner determination of the said term or any renewal thereof deliver up to the State Government all mines, pits, shafts, inclines, drifts, levels, waterways, airways and other works now existing or hereafter to be sunk or made on or under the said lands except such as have been abandoned with the sanction of the State Government and in any ordinary and fair course of working all engines, machinery plant, buildings, structures, other works and conveniences which at the commencement of the said term were upon or under the said land and all such machinery set up by the lessee/lessees below ground which cannot be removed without causing injury to the mines or works under the said lands (except such of the same as may with the sanction of the State Government have become discussed) and all buildings and structures of bricks or stone erected by the lessee/lessees above ground level in good repair order and condition and fit in all respects for further working of the said mines and the said minerals.

     Right of pre-emption :-

     21.(a) The State Government shall from time to time and all times during the said term have the right (to be exercised by notice in writing to the lessee/lessees) of pre-emption of the said minerals (and all products thereof) lying in or upon the said lands hereby demised or elsewhere under the control of the lessee/lessees and the lessee/lessees shall with all possible expendition deliver all minerals or products or minerals purchased by the State Government under the power conferred by this provision in the quantities at the times in manner and at the place specified in the notice exercising the said right.

     (b) Should be the right of pre-emption conferred by this present provision be exercised and a vessel chartered to carry the minerals of products thereof procured on behalf of the State Government or the Central Government be detained or demurrage at the port of loading the lessee/lessees shall pay the amount due for demurrage according to the terms of the charter party of such vessel unless the State Government shall be satisfied that the delay is due to causes beyond the control of the lessee/lessees.

     (c) The price to be paid for all minerals or products or minerals taken in pre-emption by the State Government in exercise of the right hereby conferred shall be the fair market price prevailing at the time of pre-emption PROVIDED THAT in order to assist in arriving at the said fair market price the lessee/lessees shall if so required, furnish to the State Government for the confidential information of the Government, particulars of the quantities, descriptions and prices of the said minerals or products thereof sold to the other customers and of charters entered into for right for carriage of the same and shall produce to such officer or officers as may be directed by the State Government original or authenticated copies of contracts and charter parties entered into for the sale or freightage of such minerals or products.

     (d) In the event of the existence of a state of war or emergency (of which existence and President of India shall be the sole judge and a notification to this effect in the Gazette of India shall be conclusive proof), the State Government with the consent of the Central Government shall from time to time and all times during the said term have the right (to be exercised by a notice in writing to the lessee/lessees forthwith take possession and control of the works, plant/machinery and premises of the lessee/lessees on or in connection with the said lands or operations under this lease and during such possession or control the lessee/lessees shall conform to the obey all directions given by or on behalf of the Central Government or State Government regarding the use of employment of such works, plants, premises and minerals; PROVIDED THAT fair compensation which shall be determined in default of agreement by the State Government shall be paid to the lessee/lessees for all loss or damage sustained by him/them by reason or in consequence of the exercise of the powers conferred by this clause and PROVIDED ALSO that the exercise of such powers shall not determine the said term hereby granted or affect the terms and provision of these presents further than may be necessary to give effect to the provisions of this clause.

Employment of foreign national:-

22. The lessee/lessees shall not employ in connection with the mining operations any person who is not an Indian national except with the previous approval of Central Government.

Recovery of expenses incurred by the State Government:-

23. If any of the works or matters which in accordance with the covenants in that behalf hereinbefore contained are to be carried or performed by the lessee/lessees be not so carried out or performed with in the time specified in the behalf, the State Government may cause the same to be carried out or performed and the lessee/lessees shall pay the State Government on demand all expenses which shall be incurred in such carrying out or performance of the same and the decision of the State Government as to such expenses shall be final.

Furnishing of geophysical data:-

24. The lessee/lessees shall furnish:

(a) All geophysical data relating to mining fields, or engineering and ground water surveys, such as anomaly maps, sections, plans, structures, contour maps, logging, collected by him/them during the course of mining operations to the 1(Director-General, Geological Survey of India, Calcutta)

1.   Substituted by G.S.R. 369 dated 4.3.1967

     (b) all informations pertaining to investigations of radioactive minerals collected by him/them during course of mining operations to the Secretary Department of Atomic energy, New Delhi.

     Data or information referred to above shall be furnished every year reckoned from the date of commencement of the period of the mining lease.

After Part VII clause 24(b):-

Other Conditions:-

1. As per MCR 1960, MMRD Act 1957 & other rules amended from time to time.

2. A. The lessee shall restore the worked out area of the lease hold to satisfaction of the Director Mines & Geology and shall grow such trees and plants and in such number over the land so restored as may deserved by the D.M.G.

2. B. The lessee will able to be determine of the lessee violation condition (A) at any time

3. C. Lessee shall work as per Approved Mining plan.

                                    PART VIII

                      THE COVENANTS OF THE STATE GOVERNMENT

     Lessee/Lessees may hold and enjoy rights quietly:-

     1. The lessee/lessees paying the rents, water rate and royalties hereby reserved and observing and performing all the covenants and agreements herein contained and on the lessee/lessees to be observed and performed shall may quietly hold and enjoy the right and premises hereby demised for and during the term hereby granted without any unlawful interruption from or by the State Government, or any person right fully claiming under it.

     Acquisition of land of third parties and compensation thereof:-

     2. If in accordance with the provision of clause 4 of Part VII of this Schedule the lessee/lessees shall offer to pay to an occupier of the surface of any part of the said lands compensation for any damage or injury which may arise from the proposed operations of the lessee/lessees and the said occupier shall refuse his consent to the exercise of the right and powers reserved to the State Government and demised to the lessee/lessees by these presents and the lessee/lessees shall report the matter to the State Government and shall deposit with it the amount offered as compensation and if the Central/State Government is satisfied that the amount of compensation offered is fair and reasonable or if it is not so satisfied and the lessee/lessees shall have deposited with it such further amount as the State and Central Government shall consider fair and reasonable the State Government shall order the occupier to allow the lessee/lessees to enter the land and to carry out such operations as may be necessary for the purpose of this lease. In assessing the amount of such compensation the State Government shall be guided by the principles of the Land Acquisition Act.

     To renew:-

     3. (The mining lessee is renewable in terms of the provisions of the Act and the rules made thereunder.)

     Provided that the State Government may for reasons to be recorded in writing reduce the area applied for.

     If the lease is in respect of minerals specified in the First Schedule to the Act, renewal will be subject to the prior approval of the Central Government.

     If the lessee/lessees be desirous of taking a renewed lease of the premises hereby demised or of any parts of them for a further term from the expiration of the term hereby granted and is other wise eligible, he/they shall prior to expiration of the last mentioned term give to the State Government (Twelve calendar months) previous notice in writing and shall pay the rent, rates and royalties hereby reserved and shall observed and perform the several covenants and agreements herein contained and on the part of the lessee/lessees to be observed and performed up to the expiration of the term hereby granted. The State Government on receipt of application for renewal, shall consider it (in accordance with the provisions of the Act and the rules made thereunder) and shall pass orders as it deems fit. If renewal is granted, the State Government will at the expense of the lessee/lessees and upon his executing and delivering to the State Government if required a counterpart thereof execute and deliver to the lessee/lessees a renewed lease of the said premises or part thereof for the further term of twenty years at such rents, rates and royalties and on such terms and subject to such covenants and agreements, including this present covenant to renew as shall be in accordance with the Mineral Concession Rules 1960 applicable to Lead, Zinc and associated minerals. (Name of minerals) on the day next following the expiration of the terms hereby granted.

     Liberty to determine the lease :-

     4. The lessee/lessees may at any time determine this lease by giving not less than 12 calendar months notice in writing to the State Government or to such officer, or authority as the State Government may specify in this behalf and upon the expiration of such notice provided that the lessee/lessees shall upon such expiration render and pay all rents, water rates, royalties, compensation for damages and other moneys which may then be due and payable under these presents to the lessor or any other person or persons and shall deliver these presents to the State Government then this lease and the said term and the liberties, powers and privileges hereby granted shall absolutely cease and determine but without prejudice to any right of remedy of the lessor in respect of any breach of any of the covenants or agreements contained in these presents.

     4. A. The State Government may on an application made by the lessee permit him to surrender one or more minerals from his lease which is for a group of minerals on the grounds that deposits of that mineral have since exhausted or depleted to such an extent that it is no longer possible to work the mineral economically, subject to the condition that the lessee:-

     (a) Make an application for such surrender of mineral at least six months before the intended date of surrender; and

     (b) Gives an understanding that he will not cause any hindrance in the working of the mineral so surrendered by any other person who is subsequently granted a mining lease for that mineral.

     Refund of security deposits :-

     5. On such date as the State Government may elect within 12 calendar months after the determination of this lease of any renewal thereof, the amount of the security deposit paid in respect of this lease and then remaining in deposit with the State Government and not required to be applied to any of the purposed mentioned in this lease shall be refunded to the lessee/lessees. No interest shall run on the security deposit.

                                     PART IX

                               GENERAL PROVISIONS

     Obstructions to inspection :-

     1. In case the lessee/lessees or his/their transferee/assignee does/do not allow entry or inspection by the officers authorised by the Central or State Government under clauses (i), (j), or (l) of sub-rule (1) of rule 27 of said rules, the State Government shall give notice in writing to the lessee/lessees requiring him/them to show cause within such time as may be specified in the notice why the lease should not be determined and his/their security deposit forfeited and if the lessee/lessees fails/fail to show cause within the foresaid time to the satisfaction of the State Government, the State Government may determine the lease and forfeit the whole or part of the security deposit.

     PENALTY IN CASE of default in payment of royalty and breach of covenants :-

     2. If the lessee/lessees or his/their transferee or assignee makes/make any default in payment of rent or water rate or royalty as required by section 9 of the Act or commits a breach of any of the conditions and covenants other than those referred to in covenant 1 above, the State Government shall give notice to the lessee/lessees requiring him/them to pay the rent, water rate, royalty or remedy the breach, as the case may be, within sixty days from the date of receipt of the notice and if the rent, water rate and royalty are not paid or the breach is not remedied within such period, the State Government without prejudice to any proceedings that may be taken against him/them determine the lease and forfeit the whole or part of the security deposit.

     Penalty for repeated breaches of covenants:-

     3. In cases of repeated breaches of covenants and agreements by the lessee/lessees for which notice has been given by the State Government in accordance with clauses (1) and (2) aforementioned on earlier occasion, the State Government without giving any further notice, may impose such penalty not exceeding twice the amount of annual dead rent specified in clause 2 Part V.

     Failure to fulfill the terms of leases due to "Force Majeure":-

     4. Failure on the part of lessee/lessees to fulfill any of the terms and conditions of this lease shall not give the Central or State Government any claim against the lessee/lessees or be deemed a breach of this lease, in so far as such failure is considered by the said Government to arise from force majeure, and if through force majeure the fulfillment by the lessee/lessees of any of the terms and conditions of this lease be delayed, the period of such delay shall be added to the period fixed by this lease. In this clause the expression "Force Majeure" means act of God, War, insurrection riot, civil commotion, strike, earth quake, tide storm, tidal wave, flood lightening, exploration, fire earthquake and any other happening which lessee/lessees could not reasonably present on control.

     Lessee/lessees to remove his/their properties on the expiry of lease :-

     5. The lessee/lessees having first paid discharged rents, rates and royalties payable by virtue of these present may at the expiration or sooner determination of the said term or within six calendar months thereafter (unless the lease shall be determined under clauses 1 and 2 of this Part and in that case at any time not less than three calendar months nor more than six calendar months after such determination) take down and remove for his/their own benefit all or any engines, machinery, plant, buildings, structures, tramways, railways and other works, erections and conveniences which may have been erected, set up or placed by the lessee/lessees in or upon the said lands and which the lessee/lessees is/are to not bound to deliver to the State Government under clause 20 of Part VII of this Schedule and which the State Government shall not desire to purchase.

Forfeiture of property left more than six months after determination of lease :-

     6. If at the end of the six calendar months after the expiration or sooner determination of the said term under the provision contained in clause in Part VIII of this schedule become effective there shall remain in or upon the said land any engines, machinery, plant, buildings structure, tramways, railways and other work, erections and conveniences or other property which are not required by the lessee/lessees in connection with operations in any other lands held by him/them under prospecting license or mining lease the same shall if not be removed by the lessee/lessees within one calendar month after notice in writing requiring their removal has given to lessee/lessees by the State Government be deemed to become the property of the State Government and may be sold or disposed of in such manner as the State Government shall deem fit without liability to pay any compensation or to account to the lessee/lessees in respect thereof.

Notices:-

     7. Every notice by these presents required to be given to the lessee/lessees shall be given in writing to such person resident on the said lands as the lessee/lessees may appoint for the purpose of receiving such notices and if there shall have been no such appointment then every such notice shall be sent to the lessee/lessees by registered post addressed to the lessee/lessees at the address recorded in this lease or at such other address in India as the lessee/lessees may from time to time in writing to the State Government designate for the receipt of notices and every such service shall be deemed to be proper and valid service upon the lessee/lessees and shall not be questioned or challenged by him/them.

     Immunity of State Government from liability to pay compensation:-

     8. If any event the order of the State Government are revised, renewed or cancelled by the Central Government, in pursuance of proceedings under chapter-VII of Mineral Concession Rules, 1960, the lessee/lessees shall not be entitled to compensation for any loss sustained by the lessee/lessees in exercise of the powers and privileges conferred upon him/them by these presents.

     8A. The lease is executed at Bhilwara District Bhilwara of Rajasthan State and subject to the provision of Article 226 of the constitution of India, it is hereby agreed upon by the lessee and the lessor that in the event of any dispute in relation to the area under lease, condition of lease, the dues realisable under the lease and in respect of all matters touching the relationship of the lessee and the lessor, the suits (or appeals) shall be filed in the civil courts at Bhilwara (name of the city) and it is hereby expressly agreed that neither party shall be competent to file a suit or bring any action or file any petition at any place other than the courts named above.

     9. For the purpose of stamp duty the anticipation royalty from the demised land is 7,31,000 per year. (double the annual dead rent + security deposit + PE)

     Certified that I have checked the field book personnel and the travers for the demarcation has been closed at the starting fixed survey station. I have also verified that offsets of important permanent features falling 50 meters along each line. [Illegible text]

     IN WITNESS WHEREOF these presents have been executed in the manner here under appearing the day and year first above written.

                                        Signature attested

         (SIGNED)
(for and on behalf of the
Governor/President of India)

     /s/ C. SANKARAN

Signed by C. Sankaran, Company Secretary,
Hindustan Zinc Limited
(For and on behalf of lessee/licensee)

     (In the presence of witness)


1. Witness by (SIGNED)
              -----------------------
   Address
           --------------------------

   ----------------------------------


2. Witness by (SIGNED)
              -----------------------
   Address
           --------------------------

   ----------------------------------